As filed with the Securities and Exchange Commission on March 14, 2013   Registration No. 333-184948

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

AMENDMENT NO. 2

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

HEATWURX, INC.

(Exact name of registrant as specified in its charter)

Delaware	3531	45-1539785
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

_________________

6041 South Syracuse Way, Suite 315 Greenwood Village, CO 80111 (303) 532-1641 (303) 532-1642 (fax)	Howard J. Kern, PC 579 Erskine Drive Pacific Palisades, California 90272 (310) 857–6342 (310) 882-6545 (fax)
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

_________________

Copies to:

Adam J. Agron Rikard Lundberg Brownstein Hyatt Farber Schreck, LLP 410 17th Street, 22 nd Floor Denver, Colorado 80202 (303) 223-1100 (303) 223-1111 (fax)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practical after this registration statement is declared effective by the SEC.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Ac.

Large accelerated filer  ☐      Accelerated filer        ☐

Non-accelerated filer    ☐ (Do not check if a smaller reporting company)

 Smaller reporting company   ☑

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price (1)(2)	Amount of registration fee
Common stock, $0.0001 par value, (2)	1,725,000 shares	$ 5.15	$8,883,750	$ 1,212
Warrant to acquire common stock at $5.15 per share underlying units (2)	862,500 warrants	$0.10	86,250	12
Common stock, $0.0001 par value, underlying $5.15 warrant (2)	862,500 shares	$ 5.15	4,441,875	606
Common stock, $0.0001 par value	1,450,000 shares	$ 5.15	7,467,500	1,019
Common stock, $0.0001 par value, underlying Series A Preferred Stock (3)	4,200,000 shares	$ 5.15	21,630,000	2,951
Common stock, $0.0001 par value, underlying Series B Preferred Stock (3)	1,500,000 shares	$ 5.15	7,725,000	1,054
Common stock, $0.0001 par value, underlying Series C Preferred Stock (3)	760,000 shares	$ 5.15	3,914,000	534
Total			$54,148,375	$7,388 (4)

______________

(1)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act, as amended.

(2)

Includes offering price of shares that the Underwriter has the option to purchase to cover over-allotments, if any.

(3)

Each share of Preferred Stock will convert automatically into common stock upon the closing of this offering.  It is assumed that the common stock underlying the Series A, B and C Preferred Stock will sell for $5.15 per share solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act, as amended.

(4)

The Company paid the total registration fee with the initial Form S-1 filing on November 14, 2012 and Amendment No. 1 to the initial Form S-1 filing on January 11, 2013.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This Registration Statement contains two prospectuses.

The first prospectus forming a part of this Registration Statement is to be used in connection with the underwritten public offering of 1,500,000 units offered at $5.20 per unit.  Each unit consists of one share of common stock and one half (1/2) common stock purchase warrant to acquire one share of common stock for $5.15 per share for a period of one year. A total of 1,500,000 units are being offered by the Company. The units will not trade separately.  If the Underwriter exercises its over-allotment option to purchase up to 225,000 Units, we have an obligation to purchase up to 200,000 shares of common stock at $4.784 per share and up to an additional 100,000 shares of common stock at $5.15 per share out of the proceeds from the exercise of the over-allotment option and the exercise of the warrants underlying such Units, respectively, from a selling stockholder.  The shares purchased from the stockholder will be retired by us.

Accordingly, the registrant is registering 2,587,500 shares of common stock underlying the 1,725,000 units of common stock and warrants which includes 225,000 units subject to our Underwriter’s overallotment option. The common stock and warrants underlying the units will be listed and traded separately as more fully disclosed in the first prospectus. The first prospectus immediately follows this explanatory note.

The second prospectus forming a part of this Registration Statement is to be used by stockholders of the registrant in connection with the resale of up to 1,450,000 shares of common stock and up to 6,460,000 shares of common stock issuable upon the automatic conversion of our Series A, B, and C Preferred Stock upon the effectiveness of this offering.

The second prospectus, which immediately follows the first prospectus, consists of:

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the cover page;

·

Table of Contents;

·

Prospectus Summary;

·

pages 4 through 43 of the first prospectus, other than the sections entitled “Use of Proceeds,” “Determination of Offering Price” and “Underwriting,” and pages F-1 through F-17 of the first prospectus;

·

pages SS-1 through SS-8 which will appear in place of the section entitled “Underwriting”; and

·

the back cover page.

The selling stockholders will sell their stock at $5.15 per share, which is the offering price.  Actual prices may vary based on prevailing market prices or privately negotiated prices.  The selling stockholders may not sell any of their common stock until the Underwriter’s have completed the primary offering, including the over-allotment portion thereof.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS                      Subject to completion, dated March 14, 2013

Heatwurx, Inc.

1,500,000 Units

$5.20 per Unit

This is the initial public offering of Heatwurx, Inc.  Each unit consists of one share of common stock and one half (1/2) common stock purchase warrant which may be exercised to purchase one share of our common stock at $5.15 per share for a period of one year.  A total of 1,500,000 units are being offered by the Company. No public market currently exists for our common stock or warrants.  We anticipate that the initial public offering price will be $5.20 per unit.  The units will not trade separately as units.

If the Underwriter exercises its over-allotment option to purchase up to 225,000 Units, we have an obligation to purchase up to 200,000 shares of common stock at $4.784 per share and up to an additional 100,000 shares of common stock at $5.15 per share out of the proceeds from the exercise of the over-allotment option and the exercise of the warrants underlying such Units, respectively, from a selling stockholder.  The shares purchased from the stockholder will be retired by us.

We have also registered by separate prospectus the resale by our existing stockholders 1,450,000 shares of common stock and up to 6,460,000 shares of common stock issuable upon conversion of 2,860,000 shares of Series A, B and C Preferred Stock.  Resale shares owned by officers and directors and by one common stockholder are subject to a 13 month lockup.  See “Underwriting.”

Prior to this offering, there has been no public market for our common stock and/or warrants.  We have applied to list our common stock and $5.15 warrants for quotation on the NASDAQ Exchange under the proposed symbols of “HWX” and “HWXX,” respectively.

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements. Investing in our common stock involves risks. See “ Risk Factors ” beginning on page 4.

Investing in our common stock and warrants involves risks that are described in the “Risk Factors” section beginning on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per unit	Total
Initial Public offering price	$ 5.20	$ 7,800,000
Underwriting discount and commissions (1)	$ 0.416	624,000
Proceeds to us, before offering expenses	$ 4.784	$ 7,176,000

(1)– The Underwriting discount and commissions does not include a 3% non-accountable expense allowance that is also payable to the Underwriter. Please also see the section in this prospectus entitled “Underwriting”.

Our Underwriter is offering these units on a firm commitment basis and expects that delivery of the underlying common shares and warrants will be made on or about __________, 2013.  To the extent that the Underwriter sells more than 1,500,000 units, the Underwriter has a 45-day option to purchase up to 225,000 additional units from us at the initial public offering price less the underwriting discount to cover any overallotments.

Gilford Securities Incorporated

Prospectus dated              , 2013

TABLE OF CONTENTS

  Page

Prospectus Summary

1

Risk Factors

4

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

14

Selling Security Holder

15

Use of Proceeds

16

Dividend Policy

17

Dilution

19

Management’s Discussion and Analysis or Plan of Operation

20

Directors, Executive Officers, Promoters and Control Persons

30

Security Ownership of Certain Beneficial Owners and Management

36

Certain Relationships and Related Transactions

38

Description of Securities

39

Underwriting

43

Legal Matters

46

Where You Can Find More Information

46

Index to Financial Statements

F1

Until ____, 2013, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as Underwriter and with respect to their unsold allotments or subscriptions.

This prospectus contains statistical data, estimates and forecasts that are based on independent industry publications, other publicly available information and information based on our internal sources.

Neither we, the selling stockholders, nor the Underwriter have authorized anyone to provide you with information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. We take no responsibility for, and provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Prospectus Summary

This summary highlights selected information that is presented in greater detail elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock. You should read this entire prospectus carefully, including the sections titled “Risk Factors,” “Selected Consolidated Financial Data,” “Management’s Discussion and Analysis or Plan of Operation and “Business,” and our consolidated financial statements and the related notes included elsewhere in this prospectus, before making an investment decision. Unless the context otherwise requires, the terms “Heatwurx,” “our company,” “we,” “us,” and “our” refer to Heatwurx Inc.

Heatwurx, Inc.

General

Heatwurx, Inc. was incorporated under the laws of the State of Delaware on March 29, 2011 as Heatwurxaq, Inc. and subsequently changed its name to Heatwurx, Inc. on April 15, 2011. Our founders were Larry Griffin and David Eastman, the principals of Hunter Capital Group, LLC, an investment banking entity, which acquired our technology, equipment designs, trademarks, and patent applications from Richard Giles, the inventor and a founder of the Company, in April 2011.

On April 15, 2011, the Company entered into an Asset Purchase Agreement with Mr. Giles, who is still a current stockholder. Pursuant to the agreement, the Company purchased the related business and activities of the design, manufacture and distribution of asphalt repair machinery under the Heatwurx brand. The total purchase price was $2,500,000. The purchase price was paid in a $1,500,000 cash payment and the issuance of a senior subordinated note to the seller in the amount of $1,000,000.

The business essentially consisted of the investment in research and development of the technology, the patents applied for as a result of the research and development activities and certain distribution relationships that were in process, but not finalized as of the acquisition date.  Collectively, these investments constitute the in-process research and development we refer to as the “asphalt preservation and repair solution”.  The Company capitalized $2,500,000 of in-process research and development related to this asphalt preservation and repair solution. As of October 1, 2012, in-process research and development is now classified as developed technology and amortized over its estimated useful life of 7 years. The estimated fair value of the in-process research and development was determined using the income approach.  Under the income approach, the expected future cash flows from the asset are estimated and discounted to its net present value at an appropriate risk-adjusted rate of return.

In conjunction with the Asset Purchase Agreement, the Company granted Mr. Giles 200,000 performance stock options with an exercise price of $0.40 per share and a term of 7 years. Following the 7 for 1 forward stock split completed in October 2011, the 200,000 performance stock options were exchanged for 1,400,000 performance stock options with an exercise price of $0.057 per share.

The performance stock options will vest in full on the occurrence of any the following, determined in accordance with generally accepted accounting principles in the United States: (1) The Company achieves total revenue in year 2013 of $24,750,000; (2) the Company achieves total revenue in year 2014 of $49,500,000; or (3) the Company achieves total revenue in year 2015 of $99,000,000. If the performance stock options do not vest per the aforementioned vesting schedule, the performance stock options will immediately terminate and expire.

In connection with the acquisition, we raised $1,500,000 in senior secured debt and $500,000 through the offering of Series A Preferred Stock to three investors.  In October 2011, we completed a 7-1 forward stock split and raised gross proceeds of $3,000,000 through the sale of our Series B Preferred Stock.  In August 2012, we raised gross proceeds of $1,520,000 through the sale of our Series C Preferred Stock.  In August 2012, the proceeds from the sale of the Series C Preferred Stock were used to repay our senior secured debt.  Subsequent to the sale of our Series B Preferred Stock, our two founders, Mssrs. Griffin and Eastman stepped down as officers and directors of the Company and did not retain an ownership interest.

We have not yet commercialized our products and we are therefore classified as a developmental stage enterprise.

We are an asphalt preservation and repair equipment company.  Our innovative, and eco-friendly hot-in-place recycling process corrects surface distresses within the top three inches of existing pavement by heating the surface material to a temperature between 300 ° and 350° Fahrenheit with our electrically powered infrared heating equipment, mechanically loosening the heated material with our processor/tiller attachment that is optimized for producing a seamless repair, and mixing in additional recycled asphalt pavement and a binder (asphalt-cement), and then compacting repaired area with a vibrating roller or compactor.  We consider our equipment to be eco-friendly as the Heatwurx process reuses and rejuvenates distressed asphalt, uses recycled asphalt pavement for filler material, eliminates travel to and from asphalt batch plants, and extends the life of the roadway.  We believe our equipment, technology and processes provide savings over other processes that are more labor and equipment intensive.

Our hot-in-place recycling process and equipment has been selected by the Technology Implementation Group of the American Association of State Highway Transportation Officials (AASHTO TIG) as an “additionally Selected Technology” for the year 2012. We develop, manufacture (through a third-party manufacturing partner) and intend to sell our unique, innovative and eco-friendly equipment to federal, state and local governmental agencies as well as contractors for the repair and rehabilitation of damaged and deteriorated asphalt surfaces.

Our executive offices are located at 6041 South Syracuse Way, Suite 315, Greenwood Village, Colorado 80111 and our telephone number is (303) 532-1641.  Our website is www.heatwurx.com.

The offering

Securities outstanding prior to this offering: Common stock Preferred stock	1,900,000 shares 2,860,000 shares (1)
Securities offered – units consisting of one share of common stock and one half of one warrant:
Common stock underlying units	1,500,000 shares
Common stock purchase warrant to acquire common stock at $5.15 per share underlying units	750,000 warrants
Common stock underlying $5.15 warrants	750,000 shares
Common stock to be outstanding after this offering	9,860,000 shares (2)
Use of proceeds

We expect to use proceeds of this offering for dealer network development, executive management salaries and benefits, debt repayment, intellectual property development and protection, research and development, and general working capital purposes

Risk factors	Please read “ Risk Factors” for a discussion of factors you should consider before investing in our common stock or warrants.
Proposed NASDAQ Exchange symbols: · Common stock · $5.15 warrants	“HWX” “HWXX”

(1)

Shares of Series A, B and C Preferred Stock will convert automatically into shares of common stock upon the closing date of this offering, as follows:

·

Series A – 600,000 shares of Series A Preferred Stock are convertible into 4,200,000 shares of common stock at $0.12 per share;

·

Series B – 1,500,000 shares of Series B Preferred Stock are convertible into 1,500,000 shares of common stock at $2.00 per share; and

·

Series C – 760,000 shares of Series C Preferred Stock are convertible into 760,000 shares of common stock at $2.00 per share.

(2)

Amount gives effect to the automatic conversion of all 2,860,000 shares of preferred stock to 6,460,000 shares of common stock but does not include:

·

the issuance of 1,022,000 and 1,440,000 shares of common stock upon exercise of stock options and performance stock options, respectively;

·

the issuance of 25,000 units that may be sold by the Company upon exercise of the Underwriter’s overallotment option;

·

the issuance of 762,500 shares of common stock underlying 762,500 outstanding warrants issued by the Company, including the issuance of 12,500 warrants that may be sold by the Company upon exercise of the Underwriter’s overallotment option; and

·

the issuance of 150,000 shares of common stock underlying warrants issued to our Underwriter in connection with this offering.

Risk Factors

An investment in our common stock and warrants involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this prospectus, before making an investment decision. If any of the following risks actually occurs, our business, financial condition, and/or results of operations could suffer. In that case, the trading price of our shares of common stock and warrants could decline, and you may lose all or part of your investment. You should read the section entitled “ Cautionary Note Regarding Forward-Looking Statements” below for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this prospectus.

Risks Relating to the Company’s Business

We have a limited operating history and there can be no assurance that we can achieve or maintain profitability. We have a limited operating history, and the likelihood of our success must be evaluated in light of the problems, expenses, complications and delays that we may encounter because we are a small business. As a result, we may not be profitable and we may not be able to generate sufficient revenue to develop as we have planned.

Our ability to achieve and maintain profitability and positive cash flow is currently dependent upon and will continue to be dependent upon:

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the market’s acceptance of our equipment;

·

our ability to keep abreast of the changes by government agencies and in laws related to our business, particularly in the areas of intellectual property and environmental regulation;

·

our ability to maintain any competitive advantage via patents, if attainable, or protection of our intellectual property and trade secrets;

·

our ability to attract customers who require the products we offer;

·

our ability to generate revenues through the sale of our products to potential customers; and

·

our ability to manage the logistics and operations of the Company and the distribution of our products and services.

If we are unable to successfully manage these aspects of our business, our business, financial condition, and/or results of operations could suffer, the trading price of our shares of common stock and warrants could decline, and you may lose all or part of your investment.

We have incurred operating losses since formation and our independent accountants have issued a going concern opinion with respect to our financial statements as of and for the years ended December 31, 2012 and 2011. We expect to continue to incur net losses for the near term and may not be able to attain a level of profitability sufficient to sustain operations without additional sources of capital.

We have limited sales and a history of operating losses. We reported a net operating loss for the period from incorporation on March 29, 2011 to December 31, 2012.  We also had an accumulated deficit at December 31, 2012. We anticipate that we will continue to incur operating losses in the near term and we may not be able to achieve profitable operations. In order to achieve profitable operations we need to secure sufficient sales of our preservation and repair equipment. Our potential customers are federal, state, and local governmental entities, pavement contractors, equipment distributors and original equipment manufacturers.  We cannot be certain that our business will be successful or that we will generate significant revenues and become profitable. If we are unable to achieve profitability or locate alternate sources of capital, we may be forced to cease operations.

Successful completion of the Company’s development program and its transition to profitable operations is dependent upon obtaining additional financing adequate to fulfill its development and commercialization activities, and achieve a level of revenues adequate to support the Company’s cost structure.  Many of the Company’s objectives to establish profitable business operations rely upon the occurrence of events outside its control; there is no assurance that the Company will be successful in accomplishing these objectives.

The issues described above raise substantial doubt about the Company’s ability to continue as a going concern.  Management of the Company intends to address these issues by raising additional capital through either this Offering or through a private placement.  There can be no assurance that the Company will be able raise additional capital through the successful completion of an initial public offering or through a private placement.

We currently have a single manufacturer of our equipment.  If our manufacturing partner chooses not to manufacture our equipment or is otherwise unable to timely manufacture our equipment, we may not be able to locate another manufacturing partner in a timely manner to satisfy future demand for our products.

We currently have only one manufacturing partner, Boman Kemp, a Utah-based company.  We do not currently have a formal agreement with our manufacturing partner, who is free to discontinue manufacturing services for us or to increase prices charged to us.  This arrangement is adequate for the near term as we do not have a large number of customer orders and do not have any urgent need for equipment.  However, we anticipate that as our business grows, we will contract with additional manufacturing partners to protect us against business interruptions related to having a sole manufacturing partner.  If we experience any business interruption in our manufacturing partner’s business or if our manufacturing partner decides to discontinue manufacturing for us on mutually agreeable terms, we may be unable to meet commitments to existing customers or attract new ones.

We are developing our warranty policies. If we begin selling a material amount of equipment, we will need to formalize our warranty polices with our suppliers and our customers.  If we are unable to negotiate favorable warranty terms with our suppliers or, if our suppliers experience financial difficulties, we may have a material warranty obligation.

We have sold a limited number of units to date.  We intend to offer an industry standard one-year limited warranty and provide nationwide service though our OEM partners and dealers.  Although we anticipate that the majority of the warranty items will be passed through from the OEM partners and dealers through us and ultimately to the manufacturer, there are some parts on our equipment which will not be the responsibility of the manufacturer such as the heating elements on our HWX-30 electrically powered infrared heaters.  We will need to provide industry standard warranties on these parts as well.  In addition, if our manufacturing partner experiences financial difficulty we may have additional warranty exposure to the end customers.  If we have ultimate liability under any warranty claims, our financial position would be impacted and we may not be able to continue operations.

The growth of our business depends upon the development and successful commercial acceptance of our products.  If we are unable to achieve successful commercial acceptance of our product, our business, financial condition, and/or results of operations could suffer.

We depend upon a variety of factors to ensure that our preservation and repair equipment is successfully commercialized, including timely and efficient completion of design and development, implementation of manufacturing processes, and effective sales, marketing, and customer service. Because of the complexity of our products, significant delays may occur between development, introduction to the market and volume production phases.

The development and commercialization of our preservation and repair equipment involves many difficulties, including:

·

retention and hiring of appropriate operational, research and development personnel;

·

determining the products’ technical specifications;

·

successful completion of the development process;

·

successful marketing of the preservation and repair equipment and achieving customer acceptance;

·

establishing, managing and maintaining key dealer relationships;

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producing products that meet the quality, performance and price expectations of our customers;

·

developing effective sales, advertising and marketing programs; and

·

managing additional customer service and warranty costs associated with supporting product modifications and/or subsequent potential field upgrades.

If we are unable to achieve successful commercial acceptance of our product, we may be unable to generate sufficient revenues to sustain operations and may be forced to cease operations.

We and our customers may be required to comply with a number of laws and regulations, both foreign and domestic, in the areas of safety, health and environmental controls. Failure to comply with government regulations could severely limit our sales opportunities and future revenues.

We intend to market our preservation and repair equipment domestically and internationally. We may be required to comply with local and international laws and regulations and obtain permits when required.  We also cannot be certain that we will be able to obtain or maintain, required permits and approvals, that new or more stringent environmental regulations will not be enacted or that if they are, that we will be able to meet the stricter standards.

Failure to obtain operating permits, or otherwise to comply with federal and state regulatory and environmental requirements, could affect our abilities to market and sell our preservation and repair equipment and could have a material adverse effect on our business, financial condition, and/or results of operations, the trading price of our shares of common stock and warrants could decline, and you may lose all or part of your investment.

Our ability to grow the business depends on being able to demonstrate our equipment to potential customers and distributors and train them on proper usage.  If we do not add more demonstration teams, our growth may be limited geographically.

Our current marketing efforts utilize two driver/trainers that transport our equipment to potential customers and distributors to demonstrate the value of our equipment and train them on the process.  This team can travel approximately 1,000 miles in any direction to conduct the demonstrations and training.  These efforts are very time-consuming and with high gas prices, very expensive.  In order to overcome the natural geographic limitations, we intend to deploy demonstration equipment throughout the country and hire and train additional driver/trainers.  These efforts will be dependent upon our ability (i) to raise capital to purchase and/or lease new demonstration equipment and (ii) to locate and hire qualified personnel.  If we cannot raise additional capital or locate qualified personnel, it will be much more difficult to grow our business.  If that happens, our stock and warrant price may decline and our investors may lose all or a part of their investment.

Commodity or component price increases and/or significant shortages of component products may erode our expected gross profit on sales and adversely impact our ability to meet commitments to customers.

We require steel for the manufacture of our products.  Accordingly, increases in the price of steel could significantly increase our production cost.  If we were unable to fully offset the effect of any such increased costs through price increases, productivity improvements, or cost reduction programs, our expected gross profit on sales would decline.

We also rely on suppliers to secure component products required for the manufacture of our products. We have no assurance that key suppliers will be able to increase production in a timely manner in the event of an increase in the demand for our products.  A disruption in deliveries to or from suppliers or decreased availability of components could have an adverse effect on our ability to meet our commitments to customers or increase our operating costs.  If component supply is insufficient for the demand for our products, we may be unable to meet commitments to existing customers or attract new ones.

Our business is subject to the risk that our customers and/or other companies will produce their own version of our equipment which could significantly reduce our expected product sales.

We intend to sell finished products through an independent dealer network and directly to OEMs.  Some of our potential customers are OEMs that currently manufacture or could in the future manufacture their own products.  Despite their manufacturing abilities, we believe that these customers have chosen to purchase from us due to the quality of our products and to reduce their production risks and maintain their company focus.  There is also the risk that other companies will copy our equipment and will become our competitors. However, we have no assurance that these customers will place significant equipment orders with us or continue to outsource manufacturing in the future.  Our sales would decline and our profit margin would suffer if our potential customers decide to produce their own version of our products or there is increased competition from other manufacturers.

Our future success is dependent, in part, on the performance and continued service of Stephen Garland and other key management personnel. Without their continued service, we may be forced to interrupt or cease operations .

We are presently dependent to a great extent upon the experience, abilities and continued services of Stephen Garland, our Chief Executive Officer, and our other executive officers, who are all at-will employees.  Mr. Garland is responsible for the development, and with the other members of the executive team, the execution of our strategic vision.  Mr. Garland also has developed and cultivated significant relationships in our industry that are critical to our success. As the Company grows and more people are added to the team over time, Mr. Garland will share his knowledge of our company and the industry with new hires, and we will not be dependent upon Mr. Garland or any other individual.  However, until the Company grows, there is a disproportionate dependence upon Mr. Garland, and the loss of his services would significantly impair our business operations.  Some companies reduce the risk of the loss of key individuals by purchasing life insurance policies that pay the company upon the death of key personnel. We do not have a key man life insurance policy on Mr. Garland and do not intend to purchase one. If we interrupt or cease operations due to the loss of Mr. Garland’s or other executive officer availability, we may be unable to service our existing customers or acquire new customers, and our business may suffer and our stock and warrant prices may decline.

The success of our business depends upon our ability to attract, retain and motivate highly skilled employees.  If we experience any adverse outcome in such matters, our ability to grow and manage our business may suffer.

We currently rely upon outside consultants for many aspects of our operations.  Our ability to execute our business plan and be successful depends upon our ability to attract, retain and motivate highly skilled employees. As we expand our business, we will need to hire additional personnel to support our operations.  We may be unable to retain our key employees or attract other highly qualified employees in the future. If we fail to attract new personnel with the requisite skills and industry knowledge we will need to execute against our business plan, our business, financial condition, and/or results of operations could suffer.

The success of our business depends, in part, upon our infrared heating process and technical information which may be difficult to protect and may be perceived to infringe on the intellectual property rights of third parties. If we are unable to protect our products from being copied by others it may negatively impact our expected sales. Claims by others of infringement could prove costly to defend and if we are unsuccessful we could be forced into an expensive redesign of our products.

We believe that the identification, acquisition and development of our infrared heating process are key drivers of our business. Our success depends, in part, on our ability to obtain patents, and operate without infringing on the proprietary rights of third parties. We cannot assure you that:

·

the patents of others will not have an adverse effect on our ability to conduct our business;

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our patents will be issued;

·

our patents, if issued, will provide us with competitive advantages;

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patents, if issued, will not be challenged by third parties;

·

we will develop additional proprietary technology that is patentable; or

·

others will not independently develop similar or superior technologies, duplicate elements of our preservation and repair equipment or design around it.

In the future, we may be accused of patent infringement by other companies.  To defend and/or settle such claims, we may need to acquire licenses to use, or to contest the validity of, issued or pending patents. We cannot assure you that any license acquired under such patents would be made available to us on acceptable terms, if at all, or that we would prevail in any contest regarding the issued or pending patents of others. In addition, we could incur substantial costs in defending ourselves in suits brought against us for alleged infringement of another party's patents or in defending the validity or enforceability of our patents, if any, or in bringing patent infringement suits against other parties based on our patents. Any negative outcome of a patent infringement case or failure to obtain license agreements would necessitate the need to redesign our products, which creates added expense.  Such redesigned products may not be accepted in the market place and we may not be able to continue our operations.

Because we are smaller and have fewer financial and other resources than many other companies that manufacture and sell equipment for road repair work, we may not be able to successfully compete in the very competitive road repair work equipment industry.

There are over eleven million miles of paved roadways throughout the world. There is significant competition among companies that manufacture and sell equipment to repair existing roadways. Our business faces competition from companies that are much more connected to the decision-makers, have been in business for a longer period of time, and have the financial and other resources that would enable them to invest in new technologies if they chose to. These companies may be able to achieve substantial economies of scale and scope, thereby substantially reducing their costs and the costs to their customers.  If these companies are able to substantially reduce their marginal costs, the market price to the customer may decline and we may be not be able to offer our preservation and repair equipment at a price that allows us to compete economically. Even if we are able to operate profitably, these other companies may be substantially more profitable than us, which may make it more difficult for us to raise any financing necessary for us to achieve our business plan and may have a materially adverse effect on our business.

Mergers or other strategic transactions involving our competitors could weaken our competitive position, which could harm our operating results. If our competitors merge or are involved in other strategic transactions that place us at a disadvantage in the marketplace, our results of operations could decline.

Some of our competitors may enter into new alliances with each other or may establish or strengthen cooperative relationships.  Any consolidation, acquisition, alliance or cooperative relationship could lead to pricing pressure and could result in a competitor with greater financial, technical, marketing, service and other resources which could result in a loss of our expected market share. If this occurs, our results of operations could decline.

Our long-term plan depends, in part, on our ability to expand the sales of our products to customers located outside of the United States and, accordingly, our business will be susceptible to risks associated with international operations. If we are unable to successfully manage the risks involved in international operations, the expected growth of our business may be negatively impacted.

We have no experience operating in foreign jurisdictions. We continue to explore opportunities outside of North America.  Our lack of experience in operating our business outside of North America increases the risk that our current and any future international expansion efforts will not be successful. Conducting international operations subjects us to new risks that, generally, we do not face in the United States, including:

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fluctuations in currency exchange rates;

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unexpected changes in foreign regulatory requirements;

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longer accounts receivable payment cycles and difficulties in collecting accounts receivable;

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difficulties in managing and staffing international operations;

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potentially adverse tax consequences, including the complexities of foreign value added tax systems and restrictions on the repatriation of earnings;

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localization of our solutions, including translation into foreign languages and associated expenses;

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the burdens of complying with a wide variety of foreign laws and different legal standards, including laws and regulations related to privacy;

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increased financial accounting and reporting burdens and complexities;

·

political, social and economic instability abroad, terrorist attacks and security concerns in general; and

·

reduced or varied protection for intellectual property rights in some countries.

If we fail to manage the risks associated with international operations, expected international sales may not materialize or may not prove to be as profitable as anticipated.

We may be sued by claimants that allege that they were injured due to our equipment.  Our business will be negatively impacted if we do not have sufficient insurance to protect us against these claims.

Any business today is at risk of becoming involved in lawsuits.  It is extremely difficult to identify all possibly claims that could be made against us based on our business, but to name a few, we may be sued by drivers that claim that roads repaired by our equipment caused them to get into an automobile accident.  Or a worker using our equipment to repair a road may claim that he or she was injured by our equipment.  These claims may or may not be meritorious.  In any event, we will attempt to protect ourselves against these claims by purchasing general liability insurance.  There can be no assurance that we will be able to obtain the insurance or that it will be sufficient to protect us against future claims.  Further, even if we obtain insurance, some of the litigation claims may not be covered under our insurance policies, or our insurance carriers may seek to deny coverage.  As a result, we might also be required to incur significant legal fees with no assurance of outcome, and we may be subject to adverse judgments or settlements that could significantly impair our ability to operate.

We may not maintain sufficient insurance coverage for the risks associated with our business operations. Accordingly, we may incur significant expenses for uninsured events and our business, financial condition and results of operations could be materially and adversely affected.

Risks associated with our business and operations include, but are not limited to, claims for wrongful acts committed by our officers, directors, employees and other representatives, the loss of intellectual property rights, the loss of key personnel and risks posed by natural disasters. Any of these risks may result in significant losses. We do not carry business interruption insurance. In addition, we cannot provide any assurance that our insurance coverage is sufficient to cover any losses that we may sustain, or that we will be able to successfully claim our losses under our insurance policies on a timely basis or at all. If we incur any loss not covered by our insurance policies, or the compensated amount is significantly less than our actual loss or is not timely paid, our business, financial condition and results of operations could be materially and adversely affected.

We have raised substantial amounts of capital in private placements and if it is determined that we failed to comply with applicable securities laws, we could be subject to rescission claims or lawsuits that could severely damage our financial position.

We have offered and sold securities in private placements to investors pursuant to certain exemptions from the registration requirements of the Securities Act of 1933, as well as those of various state securities laws. Such exemptions are highly technical in nature and the basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We have not received a legal opinion to the effect that any of our prior offerings were exempt from registration under any federal or state law. Instead, we have relied upon the operative facts as the basis for such exemptions, including information provided by investors themselves. If any prior offerings did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which it has relied, we may become subject to significant fines and penalties imposed by the Securities and Exchange Commission and state securities agencies.

We have historically operated as a private company and have limited experience in complying with public company obligations. Complying with these requirements will increase our costs and require additional management resources. Even with additional resources we may fail to adequately comply with public company obligations and, as a result, the market price of our common stock and warrants could be negatively affected.

We will face increased legal, accounting, administrative and other costs and expenses as a public company. Compliance with the Sarbanes-Oxley Act of 2002, the Dodd-Frank Act of 2010, as well as rules of the Securities and Exchange Commission and the NASDAQ, for example, will result in significant initial cost to us as well as ongoing increases in our legal, audit and financial compliance costs. The Securities Exchange Act of 1934, as amended, will require, among other things, that we file annual, quarterly and current reports with respect to our business and financial condition. Our management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, we expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to incur substantial costs to maintain the same or similar coverage.

As a public company, we will be subject to Section 404 of the Sarbanes-Oxley Act relating to internal controls over financial reporting. We expect to incur significant expense and devote substantial management effort toward ensuring compliance with Section 404. We currently do not have an internal audit group, and we will need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge. Implementing any appropriate changes to our internal controls may require specific compliance training for our directors, officers and employees, entail substantial costs to modify our existing accounting systems, and take a significant period of time to complete. Such changes may not, however, be effective in maintaining the adequacy of our internal controls, and any failure to maintain that adequacy, or consequent inability to produce accurate consolidated financial statements or other reports on a timely basis, could increase our operating costs and could materially impair our ability to operate our business.  Although we have not identified any material weaknesses in our internal control over financial reporting to date, we cannot assure you that our internal control over financial reporting will prove to be effective.

For as long as we remain an emerging growth company as defined in the Jumpstart our Business Startups Act of 2012, or the JOBS Act, we intend to take advantage of certain exemptions from various reporting requirements, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our public filings, periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company.

We will remain an emerging growth company for up to five years, although if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we would cease to be an emerging growth company as of the following December 31 or if our annual gross revenues equal or exceed $1 billion, we would cease to be an emerging growth company on the last day of the year in which that occurs. We cannot predict if investors will find our common stock less attractive because we may rely on the exemptions from certain reporting standards as an emerging growth company. If some investors find our common stock less attractive, there may be a less active trading market for our common stock, and our stock price may be more volatile or decline. In addition, as a “Smaller Reporting Company,” we enjoy the same exemptions as “emerging growth companies,” and those exemptions would continue to be available to us even after the emerging growth company status expires if we still are a smaller reporting company at such time.

If we fail to comply with our public company obligations, our investors may lose confidence in the Company, the market price of our common stock and warrants could be negatively affected, and investigations by stock exchange/regulatory agencies could commence requiring additional management and financial resources.

New accounting pronouncements may impact our reported results of operations and financial position.

The JOBS Act provides that an emerging growth company can take advantage of an extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we are choosing to opt out of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable. U.S. generally accepted accounting principles, or GAAP, and related implementation guidelines and interpretations can be highly complex and involve subjective judgments. Changes in these rules or their interpretation, the adoption of new pronouncements or the application of existing pronouncements to changes in our business could significantly alter our reported financial statements and results of operations.

Risks Related to our Common Stock and Warrants:

The exercise of our warrants and options may result in a dilution of our current stockholders' voting power and an increase in the number of shares eligible for future resale in the public market which may negatively impact the trading price of our shares of common stock and warrants.

The exercise of some or all of our outstanding warrants and options could significantly dilute the ownership interests of our existing stockholders.   At the effective date of this offering, we anticipate having outstanding warrants to purchase an aggregate of 1,012,500 shares of common stock, including (i) the warrant to purchase 150,000 shares of common stock issued to the Underwriter in connection with this offering and (ii) the warrants to purchase 862,500 shares of common stock at an exercise price of $5.15 per share issued pursuant to this offering (including 112,500 warrants issued pursuant to the Underwriter’s overallotment option).  Additionally, the issuance of up to 1,022,000 shares of common stock upon exercise of stock options and 1,440,000 performance stock options outstanding as of March 8, 2013 will further dilute our existing stockholders’ voting interest.  To the extent warrants and/or options are exercised, additional shares of common stock will be issued, and such issuance will dilute existing stockholders.  Please see the section in this prospectus entitled “Dilution” for a tabular discussion of the theoretical impact of the warrants issued in this offering and the effects of the issuance of shares underlying such warrants on existing stockholders’ economic and percentage ownership.

In addition to the dilutive effects described above, the exercise of those securities would lead to an increase in the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of our shares. Substantial dilution and/or a substantial increase in the number of common shares available for future resale may negatively impact the trading price of our shares of common stock and warrants.

As a new investor, you will experience immediate and substantial dilution in the net tangible book value of your shares.

The initial public offering price of our units in this offering reflects a common stock value that is considerably higher than the net tangible book value per share of our common stock.  Investors purchasing shares of common stock and warrants in this offering will pay a price that substantially exceeds the value of our tangible assets after subtracting liabilities. As a result, investors will, as of December 31, 2012:

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incur immediate dilution of $4.45 per share of common stock, based on the $5.15 allocation of the initial public offering price of $5.20 per unit to a share of common stock; and

·

contribute 61% of the total amount invested to date to fund our company based on the $5.15 allocation of the initial public offering price of $5.20 per unit to a share of common stock, but will own only 15% of the outstanding shares of common stock after the offering.

Provisions in our third amended and restated certificate of incorporation, our amended and restated bylaws or Delaware law might discourage, delay or prevent a change-of-control of our company or changes in our management and, therefore, depress the trading price of our common stock and warrants.

Provisions of our third amended and restated certificate of incorporation, our amended and restated bylaws, or Delaware law may have the effect of deterring unsolicited takeovers or delaying or preventing a change-of-control of our company or changes in our management, including transactions in which our stockholders might otherwise receive a premium for their shares over then current market prices.  In addition, these provisions may limit the ability of stockholders to approve transactions that they may deem to be in their best interest. These provisions include:

·

advance notice requirements for stockholder proposals and nominations of directors;

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the inability of stockholders to call special meetings; and

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limitations on the ability of stockholders to remove directors without cause or amend our bylaws.

The existence of the foregoing provisions and anti-takeover measures could limit the price that investors might be willing to pay in the future for shares of our common stock. They could also deter potential acquirers of the Company, thereby reducing the likelihood that you could receive a premium for your common stock in an acquisition.

We may seek to raise additional funds, finance acquisitions or develop strategic relationships by issuing capital stock that would dilute your ownership. If these activities result in significant dilution, it may negatively impact the trading price of our shares of common stock and warrants.

We have financed our operations, and we expect to continue to finance our operations, acquisitions, if any, and the development of strategic relationships by issuing equity and/or convertible securities, which could significantly reduce the percentage ownership of our existing stockholders.  Furthermore, any newly issued securities could have rights, preferences and privileges senior to those of our existing securities. Any issuances by us of equity securities may be at or below the prevailing market price of our stock and in any event may have a dilutive impact on your ownership interest, which could cause the market price of our stock and/or warrants to decline.  We may also raise additional funds through the incurrence of debt or the issuance or sale of other securities or instruments senior to our common shares. The holders of any securities or instruments we may issue may have rights superior to the rights of our common stockholders. If we experience dilution from issuance of additional securities and we grant superior rights to new securities over common stockholders, it may negatively impact the trading price of our shares of common stock and warrants, and you may lose all or part of your investment.

An active, liquid and orderly trading market for our common stock and warrants may not develop and the trading price of our common stock and warrants may be volatile. If an orderly trading market for our common stock and warrants does not develop and/or if the trading price for our common stock and warrants is volatile, the trading price of our shares of common stock and warrants may be negatively impacted.

Prior to this offering, there has been no public market for our common stock and warrants. The initial public offering price of our unit of one share of common stock and one half (1/2) common stock purchase warrant has been determined through negotiation with the Underwriter. This unit price will not necessarily reflect the price at which investors in the market will be willing to buy and sell our common stock or warrants following this offering.  In addition, the trading price of our common stock and warrants following this offering is likely to be highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control. If an orderly trading market for our common stock and warrants does not develop and/or if the trading price for our common stock and warrants is volatile, the trading price of our shares of common stock and warrants may be negatively impacted, and you may lose all or part of your investment.

In addition, the stock market in general, and the market for newly public companies in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies.  Broad market and industry factors may seriously affect the market price of companies’ stock, including ours, regardless of actual operating performance. These fluctuations may be even more pronounced in the trading market for our stock shortly following this offering.  Historically, following periods of volatility in the overall market and the market price of a particular company’s securities, securities class action litigation has often been instituted against such a company.  If securities class action litigation is instituted against us, it could result in substantial costs and a diversion of our management’s attention and resources and our business, financial condition, and/or results of operations could suffer, the trading price of our shares of common stock and warrants could decline, and, accordingly, you may lose all or part of your investment.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock and warrants less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 and reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. We cannot predict if investors will find our common stock and warrants less attractive if we rely on these exemptions. If some investors find our common stock and warrants less attractive as a result, there may be a less active trading market for our common stock and warrants, their respective prices may be more volatile.

A total of 7,910,000 of our total outstanding shares are being registered for resale. A total of 1,549,695 shares (excluding 640,000 shares of common stock issuable pursuant to vested stock options) are subject to lockup agreements with our Underwriter for a period of 13 months after the date of this prospectus and the balance of 6,360,305 shares may be sold immediately on the NASDAQ Exchange. The large number of shares eligible for public sale could depress the market price of our common stock and warrants.

The market price of our common stock and warrants could decline as a result of sales of a large number of shares of our common stock in the market after this offering, and the perception that these sales could occur may also depress the market price of our common stock and warrants. Based on shares outstanding as of March 8, 2013, we will have 9,860,000 shares of common stock outstanding after this offering.  All of these shares of common stock will be freely tradable in the United States. The holders of 1,549,695 shares of outstanding common stock and 640,000 vested stock options have agreed with the Underwriter, subject to certain exceptions, not to dispose of or hedge any of their common stock (including the common stock issuable upon exercise of the vested stock options) during the 13-month period beginning on the date of this prospectus, except with the prior written consent of our Underwriter.   After the expiration of the 13-month restricted period, these shares may be sold in the public market in the United States, subject to prior registration in the United States, if required, or reliance upon an exemption from U.S. registration. The availability of the 7,910,000 shares of Common Stock being registered for resale, of which 6,360,305 shares may be sold immediately, can cause the price of the Common Stock to fall below the offering price and investors may suffer a significant and immediate decline in the price of the Common Stock.

In addition, upon completion of this offering, we intend to file a registration statement to register 1,800,000 shares of our outstanding common stock reserved for future issuance under our equity compensation plans.  Upon the effectiveness of that registration statement, subject to the satisfaction of applicable exercise periods and, in certain cases, lock-up agreements with the representatives of the Underwriter referred to above, the shares of common stock issued upon exercise of outstanding options will be available for immediate resale in the United States in the open market.

Sales of our common stock, as lockup restrictions end, may depress the price of our common stock and warrants making it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. These sales also could cause our stock price to fall and make it more difficult for you to sell shares of our common stock and warrants, and, accordingly, you may lose all or part of your investment.

Ownership of our common shares is concentrated and you and other investors will have minimal influence on stockholder decisions.

As of March 8, 2013, our executive officers, directors, and a small number of investors, beneficially owned an aggregate of 6,969,689 shares of common stock and/or preferred stock convertible into common stock, representing approximately 66% of the voting power of our then-outstanding capital stock.  As a result, our existing officers, directors, and such investors could significantly influence stockholder actions of which you disapprove or that are contrary to your interests. This ability to exercise significant influence could prevent or significantly delay another company from acquiring or merging with us and the trading price of our shares of common stock and warrants could decline, and, accordingly, you may lose all or part of your investment.

Securities analysts may not cover our common stock and this may have a negative impact on the market price of our common stock and warrants.

The trading market for our common stock and warrants may depend on the research and reports that securities analysts publish about us or our business.  We do not have any control over these analysts.  There is no guarantee that securities analysts will cover our common stock.  If securities analysts do not cover our common stock, the lack of research coverage may adversely affect the market price of our common stock and warrants.  If we are covered by securities analysts, and our stock is downgraded, the price of our stock and warrants would likely decline.  If one or more of these analysts ceases to cover us or fails to publish regularly reports on us, we could lose or fail to gain visibility in the financial markets, which could cause a decline in our stock and warrant price and/or trading volume, and, accordingly, you may lose all or part of your investment.

The application of the Securities and Exchange Commission’s “penny stock” rules to our common stock could limit trading activity in the market, and our stockholders may find it more difficult to sell their stock.

If our common stock trades at less than $5.00 per share, then it will be subject to the Securities and Exchange Commission’s (“SEC”) penny stock rules.  Penny stocks generally are equity securities with a price of less than $5.00. Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market.  The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account.  The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules.  The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock which may depress the market price of our common stock and warrants and, accordingly, you may lose all or part of your investment.

We do not intend to pay dividends for the foreseeable future, and you must rely on increases in the market prices of our common stock and warrants for returns on your investment .

For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our common stock. Accordingly, investors must be prepared to rely on sales of their common stock and warrants after price appreciation to earn an investment return, which may never occur.  Investors seeking cash dividends should not purchase our common stock.  Any determination to pay dividends in the future will be made at the discretion of our Board of Directors and will depend on our results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our Board of Directors deems relevant.

We will have broad discretion over the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion to use the net proceeds of this offering for a variety of purposes, including, further development of our products and operations, working capital, and general corporate purposes. We may spend or invest these proceeds in a way with which our stockholders disagree. Failure by our management to effectively use these funds could harm our business and financial condition. Until the net proceeds are used, they may be placed in investments that do not yield a favorable return to our investors, do not produce significant income or lose value.   See “ Use of Proceeds.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward looking statements that involve risks and uncertainties, principally in the sections entitled “ Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” All statements other than statements of historical fact contained in this prospectus, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “ anticipates,” “believes,” “can,” “continue,” “ could,” “estimates,” “expects,” “intends,” “ may,” “plans,” “potential,” “predicts,” “ should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “ Risk Factors” or elsewhere in this prospectus, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.  All forward-looking statements included in this document are based on information available to us on the date hereof, and we assumes no obligation to update any such forward-looking statements.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this prospectus. Before you invest in our securities, you should be aware that the occurrence of the events described in the section entitled “ Risk Factors” and elsewhere in this prospectus could negatively affect our business, operating results, financial condition and stock price. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this prospectus to conform our statements to actual results or changed expectations.

Selling Stockholder

We have an obligation to purchase up to 300,000 shares of common stock from Richard Giles out of the proceeds from (i) the Underwriter’s overallotment option to purchase up to 225,000 units and (ii) the exercise of warrants underlying such units.

If the Underwriter exercises its over-allotment option to purchase up to 225,000 Units, we have an obligation to purchase up to 200,000 shares of common stock at $4.784 per share and up to an additional 100,000 shares of common stock at $5.15 per share out of the proceeds from the exercise of the over-allotment option and the exercise of the warrants underlying such Units, respectively, from a selling stockholder.  The shares purchased from the stockholder will be retired by us.

The 300,000 shares of common stock were acquired by the selling stockholder in April 2011 upon consummation of the purchase by us of certain of our assets from the selling stockholder in a transaction that was exempt under Section 4(a)(2) of the Securities Act of 1933.

The following table sets forth information regarding the shares of common stock owned beneficially as of March 8, 2013, by the selling stockholder, Mr. Richard Giles. Mr. Giles owns more than 5% of the outstanding shares of Company common stock.  He was a director of the Company from April 2011 to June 2012 and has been a consultant of the Company from April 2011 to the present.

Common stock
Name of selling stockholder	Shares owned prior to offering (1)	Shares being Offered (2)	Shares owned after offering (3)	Percentage owned after offering (3)
Richard Giles	1,427,500	300,000	1,127,500	11%

(1)

Includes 40,000 vested performance options.

(2)

Shares underlying 200,000 units constitute 200,000 shares of common stock and up to 100,000 shares of common stock upon exercise, if any, of 100,000 warrants included in the units.

(3)

Amount gives effect to the automatic conversion of all 2,860,000 shares of preferred stock to 6,460,000 shares of common stock and 40,000 vested performance options but does not include:

·

the issuance of 1,022,000 and 1,400,000 shares of common stock upon exercise of stock options and performance stock options, respectively;

·

the issuance of 762,500 shares of common stock underlying 762,500 outstanding warrants, including the issuance of 12,500 warrants upon exercise of our Underwriter’s overallotment option; and

·

the issuance of 150,000 shares of common stock underlying warrants issued to our Underwriter in connection with this offering.

Use of Proceeds

We estimate that our net proceeds from this offering will be approximately $6,753,750, after deducting underwriting discounts and commissions of $624,000, our estimated Underwriter’s expenses of $234,000 and our estimated offering expenses of $188,000. We will receive additional net proceeds of up to $1,071,225, after deducting $93,150 in underwriting discounts and commissions, if our Underwriter exercises its overallotment option to purchase up to 225,000 additional units from us, for total combined net proceeds of $7,824,975.

If the Underwriter exercises its over-allotment option to purchase up to 225,000 Units, we have an obligation to purchase up to 200,000 shares of common stock at $4.784 per share and up to an additional 100,000 shares of common stock at $5.15 per share out of the proceeds from the exercise of the over-allotment option and the exercise of the warrants underlying such Units, respectively, from a selling stockholder.  The shares purchased from the stockholder will be retired by us.

We intend to use the net proceeds of this offering for dealer network development, executive management salaries and benefits, intellectual property development and protection, research and development, and general working capital purposes as detailed below.  Our planned expenditures for activities during calendar 2013 that are to be funded from the proceeds of this offering are as follows:

	Use of proceeds
Purpose	Without overallotment	Percent	With overallotment	Percent
General working capital purposes	$3,889,750	57.6%	$ 4,004,175	51.2%
Dealer network development	1,200,000	17.8%	1,200,000	15.4%
Selling stockholder option payments	-	-	956,800	12.2%
Executive management salaries and benefits	504,000	7.5%	504,000	6.4%
Debt repayment	500,000	7.4%	500,000	6.4%
Intellectual property development and protection	360,000	5.3%	360,000	4.6%
Research and development	300,000	4.4%	300,000	3.8%
	$6,753,750	100.0%	$ 7,824,975	100.0%

The following table summarizes the maximum proceeds from the exercise of our warrants.  The warrants expire one year from the date of issuance.

Warrant summary	Number of warrants	Exercise price	Maximum proceeds
Warrants issued in this offering	750,000	$ 5.15	$ 3,862,500
Warrants issuable under our Underwriter’s over-allotment option	112,500	$ 5.15	579,375
	862,500		$ 4,441,875

We have an obligation to use the net proceeds from the exercise of warrants, if any, first to purchase 100,000 shares from the selling stockholder and the balance, if any, for general working capital purposes.

Pending our application of proceeds as we have described, we will invest proceeds in short-term, investment grade interest bearing securities.

Dividend Policy

We have never declared or paid cash dividends on our common stock. We currently intend to retain future earnings to finance the operation, development and expansion of our business. We do not anticipate paying cash dividends on our common stock in the foreseeable future. Payment of future cash dividends, if any, will be at the discretion of our Board of Directors and will depend on our financial condition, results of operations, contractual restrictions, capital requirements, business prospects and other factors that our Board of Directors considers relevant.

Capitalization

The following table sets forth our unaudited capitalization as of December 31, 2012. Our capitalization is presented:

·

on an actual basis; and

·

on an as adjusted basis to reflect the sale of 1,500,000 units offered by the Company at $5.20 per unit, after deducting estimated underwriting expenses and commissions and offering expenses payable by us, and the conversion of all of our preferred stock into 6,460,000 shares of common stock.

You should read this table together with “ Management’s Discussion and Analysis or Plan of Operation,” the financial statements and notes thereto and other information appearing elsewhere in this prospectus.

	As of December 31, 2012
	Actual	As adjusted
	(unaudited)	(unaudited)
Stockholders’ equity:
Common stock, $0.0001 par value: 20,000,000 shares authorized, 1,900,000 issued and outstanding (actual) and 9,860,000 issued and outstanding (as adjusted)	$ 190	$ 986
Series A Preferred Stock, $0.0001 par value: 600,000 authorized, 600,000 issued and outstanding (actual) and no shares issued and outstanding (as adjusted)	60	-
Series B Preferred Stock, $0.0001 par value: 1,500,000 authorized, 1,500,000 issued and outstanding (actual) and no shares issued and outstanding (as adjusted)	150	-
Series C Preferred Stock, $0.0001 par value: 760,000 authorized, 760,000 issued and outstanding (actual) and no shares issued and outstanding (as adjusted)	76	-
Additional paid-in capital	5,992,636	12,679,126
Share purchase warrants	-	66,750
Accumulated deficit	(3,430,807)	(3,430,807)
Total stockholders’ equity	2,562,305	9,316,055
Total capitalization	$ 2,562,305	$9,316,055

The information provided above excludes:

·

1,022,000 and 1,440,000 shares of common stock issuable upon exercise of outstanding stock options and performance stock options, respectively;

·

up to 25,000 shares of common stock issuable upon exercise of our Underwriter’s overallotment option;

·

up to 762,500 shares of common stock issuable upon exercise of warrants issued by the Company, including the 12,500 warrants issuable upon exercise of our Underwriter’s overallotment option; and

·

150,000 shares of common stock issuable upon exercise of our Underwriter’s warrants.

Determination of Offering Price

The price of the units we are offering was arbitrarily determined in order for us to raise up to a total of $7,800,000 in this offering, assuming no exercise of the Underwriter’s overallotment option. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

·

our lack of operating history,

·

the proceeds to be raised by the offering,

·

the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing stockholder, and

·

our relative cash requirements.

Dilution

Our pro forma net tangible book value (unaudited) as of December 31, 2012 was $151,590, or $0.02 per share of common stock and common stock equivalents. Our pro forma net tangible book value per share represents our total tangible assets at December 31, 2012, less total liabilities, divided by the pro forma total number of shares of common stock outstanding at such date.  The pro forma total number of shares of common stock outstanding assumes that all 2,860,000 shares of our preferred stock convert into 6,460,000 shares of common stock.  The dilution in pro forma net tangible book value per share represents the difference between the $5.20 price paid by purchasers of units in this offering ($5.15 of which is attributable to the common stock and $0.05 of which is attributable to the warrants) and the net tangible book value per share of our common stock immediately following this offering.

After giving effect to the sale of 1,500,000 units offered by us at $5.20 per unit and after deducting estimated underwriting discounts and commissions, and offering expenses payable by us, our pro forma net tangible book value, as adjusted, as of December 31, 2012 would have been approximately $6,905,340 or $0.70 per share of common stock. This amount represents an immediate increase in pro forma net tangible book value of $0.68 per share to the existing stockholders and an immediate dilution in pro forma net tangible book value of $4.45 per share of common stock to new investors purchasing units in this offering.

The following table illustrates the dilution in pro forma net tangible book value per share to new investors.

Offering price per unit attributable to common stock		$ 5.15
Pro forma net tangible book value (unaudited) as of December 31, 2012	$ 0.02
Increase per share resulting from this offering	0.68
Pro forma net tangible book value after this offering		0.70
Dilution per share to new investors in this offering		$4.45
Percentage dilution to new investors		86%

The following table summarizes on a pro forma basis, as of December 31, 2012, the number of shares of common stock purchased from us, the total consideration paid to us, and the average price per share paid by existing stockholders and new investors purchasing units in this offering, before estimated offering expenses:

	Shares purchased		Total consideration		Average price
	Number	Percent	Amount	Percent	per share
Common stockholders’	1,900,000	19%	$ -	-%	$ 0.00
Series A Preferred stockholders	4,200,000	43%	500,000	4%	$ 0.12
Series B Preferred stockholders	1,500,000	15%	3,000,000	23%	$ 2.00
Series C Preferred stockholders	760,000	8%	1,520,000	12%	$ 2.00
New investors	1,500,000	15%	7,725,000	61%	$ 5.15
Total	9,860,000	100%	$12,745,000	100%

The information for existing stockholders in the table above:

·

assumes the conversion of all 2,860,000 shares of preferred stock into 6,460,000 shares of common stock;

·

excludes shares of common stock issuable upon exercise of outstanding stock options and outstanding warrants, warrants purchased in this offering, warrants issuable upon exercise of our Underwriter’s overallotment option and warrants issued to our Underwriter in this offering;

·

excludes the sale of 300,000 shares of common stock by a selling stockholder; and

·

attributes $5.15 of the $5.20 unit price to the common stock and $0.05 to the warrants.

Management’s Discussion and Analysis or Plan of Operation

You should read the following discussion of the financial condition and plan of operation in conjunction with our Heatwurx financial statements and the notes to financial statements included elsewhere in this prospectus.  Heatwurx, Inc. was incorporated on March 29, 2011 and we commenced operations on that date.  On April 15, 2011, we entered into an asset purchase agreement with Mr. Richard Giles, a current stockholder of Heatwurx, Inc. Pursuant to the agreement, we purchased the related business and activities of the design, manufacture and distribution of asphalt repair machinery under the Heatwurx brand.

The following discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of various factors, including those discussed in “ Risk Factors” and elsewhere in this prospectus.

Overview and Basis of Presentation

Heatwurx, Inc. was incorporated under the laws of the State of Delaware on March 29, 2011 as Heatwurxaq, Inc. and subsequently changed its name to Heatwurx, Inc. on April 15, 2011. We have not yet commercialized our products and we are therefore classified as a development stage enterprise.

We are an asphalt preservation and repair equipment company.  Our innovative, and eco-friendly hot-in-place recycling process corrects surface distresses within the top 3 inches of existing pavement by heating the surface material to a temperature between 300 ° and 350° Fahrenheit with our electrically powered infrared heating equipment, mechanically loosening the heated material with our processor/tiller attachment that is optimized for producing a seamless repair, and mixing in additional recycled asphalt pavement and a binder (asphalt-cement), and then compacting repaired area with a vibrating roller or compactor.  We consider our equipment to be eco-friendly as the Heatwurx process reuses and rejuvenates distressed asphalt, uses recycled asphalt pavement for filler material, eliminates travel to and from asphalt batch plants, and extends the life of the roadway.  We believe our equipment, technology and processes provide savings over other processes that can be more labor and equipment intensive.

Our hot-in-place recycling process and equipment has been selected by the Technology Implementation Group of the American Association of State Highway Transportation Officials (AASHTO TIG) as an “additionally Selected Technology” for the year 2012. We develop, manufacture and intend to sell our unique and innovative and eco-friendly equipment to federal, state and local agencies as well as contractors for the repair and rehabilitation of damaged and deteriorated asphalt surfaces.

Section 107 of the JOBS Act provides that an “emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.  In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  However, we are choosing to “opt out” of such extended transition period, and as a result, we will comply with new or revised standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies.  Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

Critical Accounting Policies and Estimates

Use of Estimates

Management’s discussion and analysis of our financial condition and results of operations include the Company’s financial position  at December 31, 2012 and 2011, and statements of operations, changes in stockholders’ equity and cash flows for the year ended December 31, 2012 and the period from March 29, 2011 (date of inception) through December 31, 2011. The preparation of these financial statements requires management to make estimates, allocations and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, management evaluates its estimates, including those related to impairment of long-lived assets, accrued liabilities and certain expenses. We base our estimates about the carrying values of assets and liabilities that are not readily apparent from other sources on historical experience and on other assumptions believed to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions or conditions. We believe the following critical accounting policies involve significant judgments and estimates used in the preparation of our financial statements.

Revenue Recognition

Equipment sales revenue is recognized when equipment is shipped to our customer and collection is reasonably assured. The Company sells its equipment (HWX-30 heater and HWX-AP-40 asphalt processor), as well as certain consumables, such as rejuvenation oil, to third parties.  Equipment sales revenue is recognized when all of the following criteria are satisfied:  (a) persuasive evidence of a sales arrangement exists; (b) price is fixed and determinable; (c) collectability is reasonably assured; and (d) delivery has occurred.  Persuasive evidence of an arrangement and a fixed or determinable price exist once we receive an order or contract from a customer.  We assess collectability at the time of the sale and if collectability is not reasonably assured, the sale is deferred and not recognized until collectability is probable or payment is received.  Typically, title and risk of ownership transfer when the equipment is shipped.

Research and Development Expenses

Research and development costs are expensed as incurred and consist of direct and overhead-related expenses. Expenditures to acquire technologies, including licenses, which are utilized in research and development and that have no alternative future use are expensed when incurred. Technology we develop for use in our products is expensed as incurred until technological feasibility has been established after which it is capitalized and depreciated.

Stock-based Compensation

We account for stock-based compensation in accordance with Accounting Standards Codification (“ASC”) 718 – Compensation – Stock Compensation for all share-based payments, based on the grant-date fair value estimated in accordance with the provisions of ASC 718 is recognized as an expense over the requisite service period.

The fair value of each option grant is estimated using the Black-Scholes option-pricing model.  We account for equity instruments issued to non-employees in accordance with the provisions of ASC 718 which requires that such equity instruments be recorded at their fair value on the measurement date.

Other than the performance option grants issued to Mr. Giles in connection with the asset acquisition dated April 15, 2011, all stock options issued to date by the Company were issued during the period beginning October 2011 and ending in August 2012.  During this period, the Company made two private placements of its preferred stock, one on October 21, 2011 and one on August 6, 2012.  Both private placements were priced at $2.00 per share and each share of preferred stock converts on a one to one basis into one share of common stock upon completion of the proposed offering.  Given that the share price of these private placements represents, in managements view, the best indication of the fair value of the Company’s common stock prior to the proposed offering, we utilized a $2.00 estimate of fair value for a share of our common stock for all options issued during the period from October 2011 to August 2012.  The Company’s proposes offering is priced at $5.15 per share of common stock.  Significant factors contributing to the difference between the $2.00 estimated fair value of our common stock at the time of issuance of the options in question and the offering price of $5.15 include the following:

·

We have made progress in building out our management team.  During the third quarter of 2012 we hired our Chief Financial Officer and our VP of Sales.  We also entered into a consulting agreement with a government procurement specialist and an arrangement with a full-service marketing firm.  Finally, we completed the hiring of our first demonstration team of employees who will travel the country demonstrating the proper use of the Heatwurx equipment.

·

We have strengthened our financial position.  With the proceeds from the Series C preferred stock private placement in August 2012, we repaid the senior secured promissory note in the amount of $1,500,000.

Other significant assumptions utilized in determining the fair value of our stock options included the volatility rate, estimated term of the options and forfeiture rate.  In order to estimate the volatility rate at each issuance date, given that the Company has not established a historical volatility rate as it has been a private company through the filing date, management reviewed volatility rates for a number of companies with similar manufacturing operations to arrive at an estimated volatility rate for each option grant.  The term of the options was assumed to be five years, which is the contractual term of the options.  Finally, management assumed a zero forfeiture rate as the options granted were either fully-vested upon the date of grant or had relatively short vesting periods.  As such, management does not currently believe that any of the options granted will be forfeited.  We will monitor actual forfeiture rates, if any, and make any appropriate adjustments necessary to our forfeiture rate in the future.

Non-employee share-based compensation charges generally are immediately vested and have no future performance requirements by the non-employee and the total share-based compensation charge is recorded in the period of the measurement date.

Impairment of Long-Lived Assets

We review long-lived assets for impairment on an annual basis, during the fourth quarter or on an interim basis if an event occurs that might reduce the fair value of such assets below their carrying values. An impairment loss would be recognized based on the difference between the carrying value of the asset and its estimated fair value, which would be determined based on either discounted future cash flows or other appropriate fair value methods.

Results of operations

Our results of operations include the activity for the year ended December 31, 2012 and the period from March 29, 2011 (date of inception) through December 31, 2011.

For the year ended December 31, 2012, our net loss was $2,440,538, compared to a net loss of $941,097, for the period from March 29, 2011 (date of inception) through December 31, 2011.  Further description of these losses is provided below.

Revenue

Revenue increased to approximately $192,000 for the year ended December 31, 2012 from approximately $16,000 for the period from March 29, 2011 (date of inception) through December 31, 2011.  Revenue for the year ended December 31, 2012 consisted of sales of five HWX-30 heating units, five HWX-AP-40 asphalt processors and two generator prototype and production units to customers.  Revenue for the period ending December 31, 2011 consisted of rental income related to the rental of our equipment as well as sales related to certain consumables (e.g. rejuvenating oil).

Given we are still in a start-up stage, sales of our equipment have not been material to date.  Accordingly, for accounting purposes we consider ourselves to be a development stage company.

Cost of goods sold

Cost of goods sold increased to approximately $133,000 for the year ended December 31, 2012 and related to the sales of our equipment as described above.  There were no costs of goods sold for the period from March 29, 2011 (date of inception) through December 31, 2011.

Selling, general and administrative

Selling, general and administrative expenses increased to approximately $1,884,000 for the year ended December 31, 2012 from approximately $612,000 for the period from March 29, 2011 (date of inception) through December 31, 2011. The increase in selling, general and administrative expenses is principally due to stock-based compensation recorded for the year ended December 31, 2012 related to stock option grants for directors, officers and a consultant of approximately $245,000, increased employee expenses related to the hiring of company employees of approximately $182,000, costs (including legal fees, accounting fees and other items) of approximately $211,000 related to the Company’s preparation for its initial public offering, increased consulting fees to third parties of approximately $304,000 and marketing costs of approximately $100,000 incurred with an outside consulting firm, among other costs.

Research and Development

Research and development increased to approximately $448,000 for the year ended December 31, 2012 from approximately $174,000 for the period from March 29, 2011 (date of inception) through December 31, 2011. The principal reason for the increase is due to legal and other intellectual property consulting fees related to our research on technology and processes that may be patentable.

Income taxes

We have incurred tax losses since we began operations. A tax benefit would have been recorded for losses incurred since March 29, 2011; however, due to the uncertainty of realizing these assets, a valuation allowance was recognized which fully offset the deferred tax assets.

Liquidity and capital resources

On April 15, 2011, we entered into an Asset Purchase Agreement with an individual who is a current stockholder. Pursuant to the agreement, we purchased the related business and activities of the design, manufacture and distribution of asphalt repair machinery under the Heatwurx brand. The total purchase price was $2,500,000. The purchase price was paid in a $1,500,000 cash payment and the issuance of a senior subordinated note to the seller in the amount of $1,000,000.

To date we have relied exclusively on private placements with a small group of investors to finance our business and operations.  We have had little revenue since our inception.  For the year ended December 31, 2012, the Company incurred a net loss of $2,400,000 and utilized $2,600,000 in cash flows from operating activities.  The Company had cash on hand of approximately $1,000,000 as of December 31, 2012.  Successful completion of the Company’s development program and its transition to profitable operations is dependent upon obtaining additional financing adequate to fulfill its development and commercialization activities, and achieve a level of revenues adequate to support the Company’s cost structure.  Many of the Company’s objectives to establish profitable business operations rely upon the occurrence of events outside its control; there is no assurance that the Company will be successful in accomplishing these objectives.  We cannot assure that additional debt or equity or other funding will be available to us on acceptable terms, if at all.  If we fail to obtain additional funding when needed, we would be forced to scale back, or terminate our operations, or seek to merge with or be acquired by another company.

The issues described above raise substantial doubt about the Company’s ability to continue as a going concern.  Management of the Company intends to address these issues by raising additional capital through either an initial public offering or through a private placement.  If we successfully complete our initial public offering, we believe the proceeds we will receive from the offering will be sufficient to fund our operations, including our expected capital expenditures, through at least the end of 2013.

Recent accounting pronouncements

In May 2011, the Financial Accounting Standards Board (“FASB”) issued ASU 2011-04, Fair Value Measurement (“ASU 2011-04”), which amended ASC 820, Fair Value Measurements (“ASC 820”), providing a consistent definition and measurement of fair value, as well as similar disclosure requirements between U.S. Generally Accepted Accounting Principles (“GAAP”) and International Financial Reporting Standards. ASU 2011-04 changes certain fair value measurement principles, clarifies the application of existing fair value measurement and expands the disclosure requirements. ASU 2011-04 will be effective for us for the fiscal year beginning January 1, 2012. The adoption of ASU 2011-04 is not expected to have a material effect on the Company’s financial statements or disclosures.

In September 2011, the FASB issued ASU 2011-05, Comprehensive Income (Topic 20): Presentation of Comprehensive Income (“ASU 2011-05”), which is effective for annual reporting periods beginning after December

31, 2011. ASU 2011-05 will become effective for us for the fiscal year beginning January 1, 2012. The guidance eliminates the option to present the components of other comprehensive income as part of the statement of changes in stockholders’ equity. In addition, items of other comprehensive income that are reclassified to profit or loss are required to be presented separately on the face of the financial statements. This guidance is intended to increase the prominence of other comprehensive income in financial statements by requiring that such amounts be presented either in a single continuous statement of income and comprehensive income or separately in consecutive statements of income and comprehensive income. The adoption of ASU 2011-05 is not expected to have a material effect on the Company’s financial statement or disclosures.

In September 2011, the FASB issued ASU 2011-08, Testing Goodwill for Impairment (“ASU 2011-08”), which amends the guidance in ASC 350-20, Intangibles—Goodwill and Other – Goodwill. ASU 2011-08 provides entities with the option of performing a qualitative assessment before calculating the fair value of the reporting unit when testing goodwill for impairment. If the fair value of the reporting unit is determined, based on qualitative factors, to be more likely than not less than the carrying amount of the reporting unit, the entities are required to perform a two-step goodwill impairment test. ASU 2011-08 will be effective for us for the fiscal year beginning January 1, 2012. The adoption of ASU 2011-08 is not expected to have a material effect on the Company’s financial statements or disclosures.

Business

Our business

Heatwurx, Inc. was incorporated under the laws of the State of Delaware on March 29, 2011 as Heatwurxaq, Inc. and subsequently changed its name to Heatwurx, Inc. on April 15, 2011.  Our founders were Larry Griffin and David Eastman, the principals of Hunter Capital Group, LLC, an investment banking entity, which acquired our technology, equipment designs, trademarks, and patent applications from Richard Giles, the inventor and a founder of the Company in April 2011.  In connection with the acquisition, we raised $1,500,000 in senior secured debt and $500,000 through the offering of Series A Preferred Stock to three investors.  In October 2011, we completed a 7-1 forward stock split and raised gross proceeds of $3,000,000 through the sale of our Series B Preferred Stock.  In August 2012, we raised gross proceeds of $1,520,000 through the sale of our Series C Preferred Stock.  In August 2012, the proceeds from the sale of the Series C Preferred Stock were used to repay our secured debt.

We are an asphalt preservation and repair equipment company.  Our innovative, and eco-friendly hot-in-place recycling process corrects surface distresses within the top three inches of existing pavement by heating the surface material to a temperature between 300 ° and 350° Fahrenheit with our electrically powered infrared heating equipment, mechanically loosening the heated material with our processor/tiller attachment that is optimized for producing a seamless repair, and mixing in additional recycled asphalt pavement and a binder (asphalt-cement), and then compacting repaired area with a vibrating roller or compactor.  We believe our equipment, technology and processes provide savings over other repair processes that can be more labor and equipment intensive.

We have not yet commercialized our products and we are therefore classified as a development stage enterprise.  Although we have had some limited sales for our products, our efforts continue to be principally focused on developing our distribution network and improving our products to make them completely standardized.  We believe we will have commercialized our products in or around the first quarter of 2013 and will be focused at that time on the sale of our products.  At such time as that occurs, we will no longer be classified as a development stage company.

Pothole Patching and Repair

Potholes occur on asphalt-surfaced pavements that are subjected to a broad spectrum of traffic levels, from two-lane rural routes to multi-lane interstate highways. Any agency responsible for asphalt-surfaced pavements eventually performs pothole patching or repair. Pothole patching or repair is generally performed either as an emergency repair under harsh conditions, or as routine maintenance scheduled for warmer and drier periods. Pothole patching and repair can be performed during various weather conditions.

Need for Pothole Patching or Repair

The decision to patch or repair potholes is influenced by many factors:

·

The level of traffic

·

Location of pothole

·

Weather conditions

·

Resources

·

The tolerance of the traveling public

In most cases, the public likes all potholes to be patched or repaired promptly and forms a negative opinion of the agency when this fails to happen in a timely manner.

Potholes are generally caused by moisture, freeze-thaw cycle, traffic, poor underlying support, or some combination of these factors. Pothole patching or repair is necessary in those situations where potholes compromise safety and cause damage to vehicles.

Traditional pothole patching or repair operations can usually be divided into two distinct periods. The first period is winter repairs, when temperatures are low, base material are frozen, and additional moisture and freeze-thaw cycles are expected before the spring thaw. The second period is spring repairs, when base material is wet and soft, and few additional freeze-thaw cycles are expected.

Examples of Asphalt Repair and Patching Techniques

The following techniques and asphalt repair methods have been documented by the Transportation Research Board as part the Strategic Highway Research Program (“SHRP”).  The Federal Highway Association Long Term Pavement Performance (“LTPP”) program conducted five years of additional research on pothole repair, providing guidelines and recommendations to assist highway maintenance agencies and other related organizations in planning, constructing, and monitoring the performance of pothole repairs in asphalt-surfaced pavements.

Throw-and-Roll

Many maintenance agencies use the “throw-and-roll” method for patching potholes. It is the most commonly used method because of its high rate of production.

The throw-and-roll method consists of the following steps:

1.

Shovel the hot asphalt into a pothole (which may or may not be filled with water or debris).

2.

Drive over the asphalt using the truck tires to compact.

3.

Move on to the next pothole.

One difference between this method and the traditional throw-and-go method is that some effort is made to compact the patches. Compaction provides a tighter patch for traffic than simply leaving loose material. The extra time to compact the patches (generally one to two additional minutes per patch) will not significantly affect productivity. This is especially true if the areas to be patched are separated by long distances and most of the time is spent traveling between potholes.

Crack Sealing

Crack sealing is utilized by agencies, parking lot owners and homeowners to seal cracks in asphalt pavement to prevent water and other debris from penetrating the asphalt and causing further damage during the freeze and thaw cycles.  This method is preventative and not suitable for repairing or patching potholes.

The process for sealing cracks consists of the following steps:

1.

Clean the surface of the area to be sealed and let dry.

2.

Heat the sealing material to 300° to 400 ° Fahrenheit.

3.

Pour the heated material into the crack.

4.

Let cool and dry.

5.

Place a layer of sand over the sealing material to prevent tracking by vehicle tires.

Spray injection Patching

The spray injection repair technique is performed by spraying heated aggregate (minerals such as sand, grave, or crushed stone) into the area to be repaired.  This repair method requires a truck to haul the replacement asphalt and specialized machinery to heat and disperse.

The spray-injection procedure consists of the following steps:

1.

Blow water and debris from the pothole with a high-pressure air blower.

2.

Spray a generous layer of binder (asphalt-cement) on the sides and bottom of the pothole.

3.

Blow heated aggregate (minerals such as sand, gravel or crushed stone) and asphalt-cement (binder) into the pothole.

4.

Cover the patched area with a layer of dry aggregate (minerals).

This procedure process does not include compaction of the repaired area.

Semi-Permanent Repair (Saw cut)

Many agencies employ semi-permanent repair methods such as saw cutting. This method represents an increased level of effort for repairing potholes. This increased effort increases the performance of the repair by improving the underlying and surrounding support provided for the repair. It also raises the cost, due to the increased labor required and the amount of time the repair takes.

The semi-permanent repair method has traditionally been considered one of the best for repairing potholes, short of full-depth removal and replacement. This procedure includes the following steps:

1.

Remove water and debris from the pothole.

2.

Using a radial saw with a hardened blade, cut the repair area on four sides creating a square or rectangle.

3.

Remove the material inside the section that was cut.

4.

Shovel hot asphalt into the repair area.  Spread with an asphalt rake to proper grade.

5.

Compact with a vibrating drum roller or vibrating plate compactor.

This repair procedure results in a tightly compacted repair. However, it requires more workers and equipment and has a lower productivity rate than both the throw-and-roll and the spray-injection procedure.

Infrared Heating Technology

The infrared method utilized by Heatwurx consists of the following steps:

1.

Place infrared heating equipment on area to be repaired and heat until asphalt roadway reaches a temperature between 300 ° and 350° Fahrenheit through the full depth of the section. Overlap infrared equipment onto existing asphalt a minimum of 12 inches to enable seamless repair.

2.

Using a skid steer (compact loader), remove heater and move to the next section to be repaired for heating.

3.

Add recycled asphalt pavement as needed to provide proper volume and grade within the treated area.

4.

Using the skid steer, attach the asphalt processor and dig up the heated area.

5.

Apply binder (asphalt-cement) to the asphalt in the repair area.

6.

Repeat the processing until the material is thoroughly mixed.

7.

Using the screed (winged spreader) on the processor attachment, spread the asphalt to proper grade in preparation for compaction.

8.

Use asphalt rake to remove excess material and square up the sides.

9.

Compact treated area with a double wheel vibrating steel drum roller when treated area reaches a temperature range of 150° to 200° Fahrenheit.

Heatwurx Products

Heatwurx HWX-30 – Electrically Powered Infrared Heater

The HEATWURX™ HWX-30 Electric Infrared Heater is designed to effectively heat asphalt pavement to a pliable 300 ° to 350 °   Fa hrenheit without scorching, burning, or oxidizing the existing asphalt. The HWX-30 is easily attached to a skid steer with standard quick releases and is a self-contained mobile infrared heater that can be used to repair/rejuvenate asphalt damaged by potholes and cracking. The HEATWURX™ HWX-30 Electric Infrared Heater specifications are as follows:

·

Weight 3,550 lbs. (with generator mounted)

·

Heats repair area of 30 square feet

·

Generator requirement 45 kilowatts

·

Custom industrial heating elements

·

Cycle times of approximately 20 – 40 minutes depending on depth and weather conditions

·

Fuel consumption approximately 2.8 gallons of fuel per hour

·

Heavy duty steel constructed frame

·

Top wind 7,000 lbs. jacks

·

Six inches of heat resistance insulation

·

Heavy duty high temperature powder coated finish for maximum durability and visibility

·

Heavy duty steel attachment plate for skid steers or forklifts

Heatwurx AP-40 – Asphalt processor

The HEATWURX™ HWX-AP40 Asphalt Processor is powered by an orbital hydraulic motor and has a 40 inch working width. Designed to process and rejuvenate existing asphalt in place, it processes, remixes, and levels the heated, rejuvenated asphalt to the desired depth, ready for compaction. It is designed to easily attach to a skid steer and has custom beveled tines to provide a seamless bond between the repaired area and existing pavement . The HEATWURX™ HWX-AP40 Asphalt Processor specifications are as follows:

·

One inch wear plate with ability to adjust to desired depth

·

Orbital hydraulic motor

·

40” working width

·

5/16 inch processing blades

·

Custom beveled cutting blades tooling to maximize asphalt bonding

·

12 gauge wings to funnel material into desired location

Sources and Availability of Raw Materials

The primary raw material that is used in manufacturing our equipment is steel.  We currently outsource our manufacturing to a contract manufacturer, Boman Kemp, a family owned business based in Utah, who procures all raw materials and components.  See “ Risk Factors” for a discussion on the risk related to having a single manufacturer of equipment.

Disadvantages of Our Products

Although we believe our product offering is superior over other methods described above, there may be situations where methods such as the Throw-and-Roll method, may be more appealing than ours.  For example, in emergency situations where roads must be patched as quickly as possible, the Throw-and-Roll method can be applied more quickly than our method and with less training of personnel.  Additional disadvantages of our infrared technology relative to other processes and equipment are:

1.

Inability to operate during adverse weather conditions

2.

Heating time increases as ambient temperature decreases

3.

Equipment requires the use of a skid steer

4.

Our equipment and processes require training, whereas some of the other methods require little or no training

Potential Markets and Major Customers

The potential customers of our equipment are federal, state, and local governments, the military, contractors, commercial real estate owners, home owner associations, and parking lot owners.  We do not intend to sell directly into any of these markets but instead intend to rely on distribution agreements with other companies that are well-positioned in these markets or for entry into these markets.  At this time, we do not have any major customers and are focused on building our relationships with distributors, and promoting our equipment and processes with governmental agencies and other potential customers.

Intellectual Property

We currently have four U.S. patent applications pending.  Our first patent application, entitled “Infrared Heating System and Method for Heating Surfaces” and filed in December 2009, is currently in the examination process. We have responded to two Office Actions issued by the US Patent and Trademark Office which rejected the application based on prior art referenced by the examiner.  Our response argues that the invention as claimed is patentable over the cited prior art. Our second patent application, entitled “Asphalt Repair System and Method” and filed in June 2011, is currently in the examination process. We have responded to one Office Action issued by the US Patent and Trademark Office which rejected the application based on prior art referenced by the examiner.  Our response argues that the invention as claimed is patentable over the cited prior art. Our third patent application, entitled, “System and Method for Remote Sensing of Pothole Location and Characteristics” was filed in January 2013.   Finally, our fourth patent application, entitled, “System and Method for Controlling an Asphalt Repair Apparatus” was filed in February 2013.

We intend to develop other technologies for which we will seek patent protection. However, we do not have any assurance that our current pending patent applications will be granted or that we will be able to develop future patentable technologies. We believe our ability to operate our business is not dependent on the patentability of our technology.

Governmental Regulation

We do not manufacture our own equipment nor do we utilize our own equipment to perform road repair.  It will up to the manufacturer as well as the end-users to comply with any governmental regulations.  To the extent that any regulations require changes to our equipment, we will have to comply or risk losing the customers.  See “ Risk Factors” for a discussion relating to compliance with government regulations.   Research and Development

We intend to use $300,000 from the proceeds of this offering on further research and development.  See “ Use of Proceeds” and “Management’s Discussion and Analysis or Plan of Operations.”

Employees

As of March 8, 2013, we had six employees, all of which were full-time employees.

Competition

According to the 2011 IBIS World Report on US Road and Highway Maintenance, the total spent on road maintenance in the United States is in excess of $30 billion per year.  As an emerging company, we are at a competitive disadvantage because we do not have the financial resources of larger, more established competitors, nor do we have a sales force large enough to challenge our competitors.  We intend to address this disadvantage by entering into distribution agreements with larger companies, and providing education and training to our sales partners, customers, and governmental agencies. We also believe that our equipment and processes are better than what is offered by other companies, and that purchasers will choose our equipment because of its effectiveness, quality of design, reputation in the marketplace, as well as the recognition we have received from state and federal agencies.  We intend to offer an industry standard one-year limited warranty and provide nationwide service though our OEM partners and dealers. See “ Risk Factors” for a discussion of the risks associated with our company.

Facilities

The Company’s executive offices are located at 6041 South Syracuse Way, Suite 315, Greenwood Village, Colorado 80111. The one year lease for these facilities expires in August 2013.  All manufacturing and storage of products is performed by contractors.

Directors, Executive Officers, Promoters and Control Persons

Our directors and executive officers are:

Name	Age	Positions
Stephen Garland	45	Chief Executive Officer, President and Interim Chairman
Allen Dodge	45	Chief Financial Officer
Gus Blass III	60	Director
Reginald Greenslade	49	Director
Donald Larson	74	Director

Stephen Garland.  Stephen Garland has served as the President and Chief Executive Officer of Heatwurx, Inc. since January 2012, a Director since November 2011, and a consultant and interim Chief Executive Officer to the Company from November 2011 until December 31, 2011.  From 2007 to present, Mr. Garland is the Managing Director of Sugarland Consulting, an executive management-consulting firm focused on the private equity and venture capital sector.  Mr. Garland received a BA in liberal arts from Colorado State University, a Master of Science in Management from University of Denver, and Master of Global Management from Thunderbird School of Global Management.  We believe that Mr. Garland’s consulting background and experience with a variety of companies and his strong educational background give him the skills and expertise to serve as a director of our company.

Allen Dodge.  Allen Dodge has served as our Chief Financial Officer since August 2012.  From July 2006 through July 2012, Mr. Dodge was the Executive Vice President/Chief Financial Officer of Health Grades, Inc., a leading provider of comprehensive information about physicians and hospitals. Mr. Dodge received a BA in business economics from UC Santa Barbara and is a certified public accountant.

Gus Blass III.  Mr. Blass has been a director since August 2012.  He has been a General Partner of Capital Properties LLC since 1981.  Capital Properties owns and manages over one million square feet of warehouse space in the Little Rock, Arkansas area and invests in public and private companies.  He has also been a Principal of Falcon Securities since 1984.  Mr. Blass also serves on the board of directors at BancorpSouth and Black Raven Energy, both from 2007 to date.  Mr. Blass has a Bachelor of Science Degree in Finance and Banking from the University of Arkansas.  We believe that Mr. Blass’s financial and business expertise, including a diversified background of managing and directing public and private companies with substantial real property and serving on other boards of directors, give him the qualifications and skills to serve as a director and as the chairman of our audit committee.

Reginald Greenslade.  Mr. Greenslade has been a director since September 2012.  He has also been a director of Tuscany International Drilling Inc., a Canadian-based oilfield services company, from October 2007 to present, President of Tuscany International Drilling Inc. from April 2010 and President and Chief Executive Officer from June 2011 to present.  Mr. Greenslade has also served as a director Spartan Oil Corp from June 2011 to present and a director of Spartan Exploration Ltd. from January 2010 to June 2011.  Mr. Greenslade has served as an officer and/or director of both public and private companies during his career.  We believe that his prior experience gives him the qualification and skills to serve as a director and as chairman of our nominating committee.

Donald Larson.  Mr. Larson has been a director since November 2011.  Mr. Larson is Chairman and Chief Executive Officer of W. D. Larson Companies LTD., Inc. (Larson Companies).  Larson Companies with its affiliates is the second largest Peterbilt dealer group in North America operating in Minnesota, Wisconsin, North Dakota, South Dakota and Ohio.  Mr. Larson opened his first Peterbilt dealership in South St. Paul, MN in 1971 and, through internal growth and acquisitions, has expanded to 16 locations employing more than 500 persons.  Mr. Larson also owns and is Chairman and Chief Executive Officer of Citi-Cargo & Storage Co., Inc., a provider of business storage and transportation solutions, including contract public warehousing and distribution services throughout the Midwestern United States.  We believe that Mr. Larson’s experience in building up the Larson companies and overseeing over 500 employees provides him ample experience to serve as a director of our company and chairman of our compensation committee.

Board of Directors

Our Board of Directors is comprised of four directors. Our directors serve one-year terms, or until an earlier resignation, death or removal, or their successors are elected. There are no family relationships among any of our directors or officers.

Other than fees paid to the Chairman of the Board of Directors, directors do not receive cash compensation for service on the Board of Directors. We reimburse our directors for their out-of-pocket costs, including travel and accommodations, relating to their attendance at any Board of Directors meeting. Directors are entitled to participate in our equity compensation plan. Upon their election to the Board of Directors, directors receive options to purchase 75,000 shares of common stock.

Director Compensation

The following table provides a summary of annual compensation for our Directors for the year ended December 31, 2012:

Name	Option awards	All other compensation	Total
Stephen Garland (1)	$ -	$ 45,000	$ 45,000
Richard Giles (2)	$ 27,913	$ 196,400	$ 224,313
Don Larson (3)	$ 52,852	$ -	$ 52,852
Reginald Greenslade (4)	$ 52,401	$ -	$ 52,401
Gus Blass III (5)	$ 52,576	$ -	$ 52,576
Hugh Wolff (6)	$ 17,617	$ 12,000	$ 29,617
Larry Griffin (7)	$ -	$ 12,500	$ 12,500
Justin Yorke (8)	$ -	$ -	$ -

(1)

Mr. Garland received a $45,000 consulting fee, unrelated to his service as a Director, during this period.

(2)

Mr. Giles received $196,400 in consulting fees and 40,000 common stock options, unrelated to his service as a Director, during this period.  He resigned as a director in June 2012.

(3)

Mr. Larson was issued 75,000 common stock options upon his appointment to the Board.

(4)

Mr. Greenslade was issued 75,000 common stock options upon his appointment to the Board.

(5)

Mr. Blass was issued 75,000 common stock options upon his appointment to the Board.

(6)

Mr. Wolff was issued 25,000 common stock options during the period. He received $12,000 in fees for his position as Chairman of the Board of Directors during this period.  He resigned as a Director in June 2012.

(7)

Mr. Griffin resigned as Chief Executive Officer in November 2011.  He received $12,500 in consulting fees for services performed for us during January 2012. Mr. Griffin resigned as a director in January 2012.

(8)

Mr. Yorke resigned as a Director in June 2012.

Committees of the Board of Directors

The charters of each of the following committees are available in print, free of charge, to any investor who requests it by writing to: 6041 South Syracuse Way, Suite 315, Greenwood Village, Colorado 80111.

Audit committee

Our audit committee consists of Mr. Blass, committee chairman and designated audit committee financial expert, and Messrs. Greenslade and Larson. All members of our audit committee meet the independence standards for directors as set forth in the NASDAQ Exchange Rules. The audit committee reviews in detail and recommends approval by the full Board of Directors of our annual and quarterly financial statements, recommends approval of the remuneration of our auditors to the full board, reviews the scope of the audit procedures and the final audit report with the auditors, and reviews our overall accounting practices and procedures and internal controls with the auditors.

Compensation committee

Our compensation committee consists of Mr. Larson, committee chairman, and Messrs. Blass and Greenslade, all of whom are independent directors under the NASDAQ Exchange Rules. The compensation committee reviews and approves annually the compensation of the Chief Executive Officer, provides recommendations annually to full Board of Directors regarding the compensation to other executive officers, and makes recommendations to the Board’s regarding other compensation issues.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Mr. Greenslade, committee chairman, and Messrs. Blass and Larson.  The nominating and corporate governance committee determines the qualifications, qualities, skills, and other expertise required to be a director and develops criteria that it recommends to the full Board of Directors.  The nominating and corporate governance committee also develops and recommends to the full Board of Directors a set of corporate governance guidelines applicable to us, including our certificate of incorporation and bylaws.

Code of Ethics and Business Conduct

We adopted a Code of Ethics and Business Conduct in October 2012, which applies to all of our employees, officers and directors. It establishes standards of conduct for individuals and also individual standards of business conduct and ethics.  We will provide such Code of Ethics and Business Conduct in print, free of charge, to any investor who requests it by writing to: 6041 South Syracuse Way, Suite 315, Greenwood Village, Colorado 80111.

Executive compensation

Summary Compensation Table

The following table provides a summary of annual compensation for our executive officers for the period from incorporation on March 29, 2011 to December 31, 2012.  We do not have an employment agreement with either of our executive officers, who are referred to as our named executive officers.

Name and principal position	Year	Salary	Option Awards ($)	All other compen- sation	Total
Steve Garland – Chief Executive Officer (1) (2)	2012	$139,000	$ 211,411	$ 45,000	$ 395,411
	2011	$ -	$ 52,777	$ 20,000	$ 72,816
Allen Dodge – Executive Vice President and Chief Financial Officer (3) (4)	2012	$ 75,000	$ 69,533	$ -	$ 134,533
	2011	$ -	$ -	$ -	$ -

(1)

Mr. Garland served as our interim Chief Executive Officer from November 2011 until March 31, 2012.  His monthly compensation was $10,000 per month during 2011 and $15,000 per month during 2012.

(2)

Mr. Garland received 75,000 options upon acceptance of his position on our company’s Board of Directors in November 2011.  The options have an exercise price of $2.00 per share, which was the offering price of our Series B Preferred Stock in October 2011.  Mr. Garland received 300,000 options as interim Chief Executive Officer in January 2012.  The options have an exercise price of $2.00 per share, which was the offering price of our Series B Preferred Stock in October 2011.

(3)

Mr. Dodge was hired in August 2012.  His annual base salary is $180,000.

(4)

Upon his acceptance of his position as Chief Financial Officer Mr. Dodge received 100,000 options.  The options have an exercise price of $2.00 per share, which was the offering price of our Series C Preferred Stock in August 2012.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information about outstanding stock options held by our named executive officers at December 31, 2012.  No other named executive received stock or stock options.  All of these options were granted under our 2011 Stock Incentive Plan.  Our named executive officers did not hold any restricted stock or other stock awards at the end of 2012.

Name	Number of Shares underlying Unexercised Options
	Exercisable	Option Exercise Price	Option Expiration Date
Steve Garland	75,000 300,000	$2.00 $2.00	11/5/16 1/20/17
Allen Dodge	100,000	$2.00	8/1/17

Equity compensation plan

Our Board of Directors and stockholders approved the Amended and Restated Heatwurx, Inc. 2011 Equity Incentive Plan (the “ Plan”) in October 2012.

Eligibility.  Employees, non-employee directors, advisors, and consultants of the Company and its affiliates are eligible to receive grants under the Plan.

Shares Available.  In October 2012, the Board of Directors and stockholders increased the number of shares of common stock reserved for issuance under the Plan to a total of 1,800,000 shares. There are currently 1,022,000 outstanding option grants to officers, directors, employees and consultants under the Plan. If unexercised options expire or are terminated, the underlying shares will again become available for grants under the Plan.

Grants under the Plan.  The Plan provides for the grant of options to purchase shares of common stock of the Company. Options may be incentive stock options, designed to satisfy the requirements of Section 422 of the U.S. Internal Revenue Code, or non-statutory stock options, which do not meet those requirements.  Incentive stock options may only be granted to employees of the Company and its affiliates. Non-statutory stock options may be granted to employees, non-employee directors, advisors, and consultants of Company and its affiliates.

Outstanding Options.  All currently outstanding options are exercisable at a price per share of $2.00, which was the offering price for our Series B and Series C Preferred Stock at the time of the grant of those options, and expire five years from the date of issuance. Options issued to directors are fully vested upon grant.  Except as otherwise specified at the time of grant, all other options vest over a period of four years.

Administration of the Plan.  The Plan provides that it will be administered by the Board or a Committee designated by the Board.  Our Board of Directors appointed a Compensation Committee, which administers the Plan.  The Compensation Committee has complete discretion to:

·

determine who should receive an option;

·

determine the type, the number shares, vesting requirements and other terms and conditions of options;

·

interpret the Plan and options granted under the Plan; and

·

make all other decisions relating to the operation and administration of the Plan and the options granted under the Plan.

Terms of Options.  The exercise price for non-statutory and incentive stock options granted under the equity compensation plan may not be less than 100% of the fair market value of the common stock on the option grant date or 110% in the case of incentive stock options granted to employees who own stock representing  more than 10% of the voting power of all classes of common stock of the Company and its parent and subsidiaries (“ 10%-Stockholders”).  The Compensation Committee has the authority to establishing the vesting, including the terms under which vesting may be accelerated, and other terms and conditions of the options granted.  Options can have a term of no more than ten years from the grant date except for incentive stock options granted to 10%-Stockholders which can have a term of no more than five years from the grant date.

The Plan authorizes the Compensation Committee to provide for accelerated vesting of options upon a “Change in Control,” as defined in the Plan.  All of the options currently outstanding provide that if there is a Change in Control, (i) immediately prior to the effective date of the Change in Control, an unvested award will become fully exercisable as to all shares subject to the award and (ii) unless the option is assumed by a successor corporation or parent thereof, immediately following the Change in Control any unexercised options will terminate and cease to be outstanding. A Change in Control includes:

·

any Person (as such term is used in Sections 13(b) and 14(b) of the 1934 Act) is or becomes the beneficial owner (" Beneficial Owner") (as defined in Rule 13d-3 promulgated under the 1934 Act), directly or indirectly, of securities representing fifty percent (50%) or more of the combined voting power of the Company’s securities that are then outstanding; provided, however, that an initial public offering shall not constitute a Change in Control for purposes of the Plan;

·

a merger or consolidation after which the Company’s then current stockholders own less than 50% of the surviving corporation; or

·

a sale of all or substantially all of the Company’s assets.

Amendment and Termination.  The Board of Directors may amend or terminate the Plan and outstanding options at any time without the consent of option holders provided that such action does not adversely affect outstanding options. Amendments are subject to stockholder approval to the extent required by applicable laws and regulations. Unless terminated sooner, the Plan will automatically terminate on April 15, 2021, the tenth anniversary of April 15, 2011, the date the Plan was adopted by our Board of Directors and approved by our Stockholders.

The table below provides information as to the number of options outstanding and their weighted average exercise price at March 8, 2013.

Equity compensation plan information as of March 8, 2013
Plan category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plan	1,022,000 (1)	$2.00	478,000
(1) Excludes 1,440,000 performance options that were not issued under the equity compensation plan.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding beneficial ownership of our common stock as of March 8, 2013, by:

·

each of our executive officers and directors;

·

all executive officers and directors as a group; and

·

each person who is known by us to beneficially own more than 5% of our outstanding common stock.

Shares of common stock not outstanding but deemed beneficially owned because an individual has the right to acquire the shares of common stock within 60 days, including shares issuable upon conversion of preferred stock, are treated as outstanding when determining the amount and percentage of common stock owned by that individual and by all directors and executive officers as a group. The address of each executive officer and director is 6041 South Syracuse Way, Suite 315, Greenwood Village, Colorado 80111. The address of other beneficial owners is set forth below.

The percentage of shares beneficially owned before the offering shown in the table is based upon 8,360,000 shares of common stock outstanding as of March 8, 2013, after giving effect to the conversion of all of our outstanding preferred stock into 6,460,000 shares of common stock, which will occur automatically upon completion of this offering. The information relating to numbers and percentages of shares beneficially owned after the offering gives effect to the issuance of shares of common stock in this offering. Except as set forth in footnote (8) to the table below, the percentage ownership information assumes no exercise of the underwriter’s over-allotment option.

Name of beneficial owner	Shares beneficially owned prior to initial public offering	Shares beneficially owned after initial public offering	Percentage of shares outstanding
			Prior to initial public offering	After initial public offering
Executive officers and directors:
Stephen Garland (1)	375,000	375,000	4.29%	3.66%
Allen Dodge (2)	-	-	-	-
Gus Blass III (3)	356,130	356,130	4.22%	3.58%
Reginald Greenslade (4)	181,065	181,065	2.15%	1.82%
Donald Larson (5)	150,000	150,000	1.78%	1.51%
All executive officers and directors as a group (5 persons)	1,062,195	1,062,195	12.71%	10.77%
Stockholders owning more than 5%:
JMW Fund LLC (6) 4 Richland Place Pasadena, California 91103 Manager: Justin Yorke	1,575,000	1,575,000	18.84%	15.97%
San Gabriel Fund LLC (6) 4 Richland Place Pasadena, California 91103 Manager: Justin Yorke	1,575,000	1,575,000	18.84%	15.97%
Justin Yorke (6) 4 Richland Place Pasadena, California 91103	3,362,994	3,362,994	40.23%	34.11%

Charles F. Kirby (7) PO Box 3087 Greenwood Village, Colorado 80155	1,117,000	1,117,000	13.36%	11.33%
Kirby Enterprise Fund LLC (7) PO Box 3087 Greenwood Village, Colorado 80155 Manager: Charles Kirby	605,000	605,000	7.24%	6.14%
Charles F. Kirby Roth IRA (7) PO Box 3087 Greenwood Village, Colorado 80155	482,000	482,000	5.77%	4.89%
Richard Giles (8) 6300 Sagewood Dr. Suite 400 Park City, Utah 84098	1,427,500	1,227,500	16.99%	12.4%

(1)

Consists of 375,000 shares of common stock issuable upon exercise of vested stock options.

(2)

 Does not include 100,000 shares of common stock issuable upon exercise of unvested stock options.

(3)

Gus Blass III may be deemed to be the beneficial owner of securities held by a fund which owns 50,000 shares of common stock and 75,065 shares of Series B Preferred Stock, due to his position as manager of the fund.  As a result, when including Mr. Blass’s personal stock holdings of 231,065 shares of common stock, consisting of 50,000 shares of common stock, 75,065 shares of common stock issuable upon conversion of Series B Preferred Stock, and 31,000 shares of common stock issuable upon conversion of Series C Preferred Stock and 75,000 shares of common stock underlying vested stock options, he may be deemed to own beneficially 356,130 shares of common stock, or approximately 4.22% and 3.58% of our common stock prior to and after this offering, respectively.

(4)

Includes 75,000 shares of common stock underlying vested stock options, 75,065 shares of common stock issuable upon conversion of Series B Preferred Stock, and 31,000 shares of common stock issuable upon conversion of Series C Preferred Stock.

(5)

Includes 75,000 shares of common stock underlying vested stock options and 75,000 shares of common stock.

(6)

Mr. Yorke may be deemed to be the beneficial owner of securities held by JMW Fund LLC and of San Gabriel Fund LLC due to his position as manager of both funds.  He is also the manager of funds owning an aggregate of 125,500 shares of Series C Preferred Stock. As a result, when including Mr. Yorke’s personal stockholdings of 87,494 shares of common stock, he may be deemed to own beneficially 3,362,994 shares of common stock, or approximately 40.23% and 34.11% of our common stock prior to and after this offering, respectively.

(7)

Mr. Kirby is the beneficial owner of the Charles F. Kirby Roth IRA and may be deemed to be the beneficial owner of Kirby Enterprise Fund LLC due to his position as manager. He is also the manager of funds owning an aggregate of 30,000 shares of Series B Preferred Stock. As a result, Mr. Kirby may be deemed to own beneficially 1,117,000 shares of common stock, or approximately 13.36% and 11.33% of our common stock prior to and after this offering, respectively.

(8)

Includes 40,000 shares of common stock underlying vested stock options and 1,387,500 shares of common stock. Excludes 1,400,000 unvested performance stock options which vest based on meeting certain future revenue goals.  Assumes the full exercise of our Underwriter’s overallotment option and our purchase from Mr. Giles of 200,000 shares.

Certain Relationships and Related Transactions

Transactions with Related Persons, Promoters and Certain Control Persons

This section describes the transactions we have engaged in with persons who were our directors or officers at the time of the transaction, and persons or entities known by us to be the beneficial owners of more than 5% of our common stock since our incorporation on March 29, 2011.

Transactions with Hunter Capital LLC

Larry Griffin, a founder and the former Chief Executive Officer of Heatwurx and David Eastman, a founder and former Secretary of Heatwurx, were also executive officers of Hunter Capital LLC. The Company leased office space and reimbursed Hunter Capital for its share of other related office expenses for the period from inception through December 31, 2011. Hunter Capital was compensated a total of $43,226 during that period.

In connection with our Series A Preferred Stock Offering on April 15, 2011, Messrs. Griffin and Eastman entered into a voting agreement, pledge agreements, and a right of first offer and co-sale agreement.  These agreements terminated on January 26, 2012 when Messrs. Griffin and Eastman severed their ties with us upon execution of a settlement agreement with us.  At the time of their departure from the Company, each returned 525,000 shares of common stock to the Company for cancellation to assist the company and provide for a better capitalization to all the investors, and sold their remaining shares to other persons.  The settlement agreement did not provide for payment by us or Messrs. Griffin and/or Eastman.  Messrs. Eastman and Griffin left the Company to pursue other interests.

Transactions with Richard Giles

Mr. Giles owns more than 5% of the outstanding shares of Company common stock.    Mr. Giles is a founder and was a director of the Company from April 2011 to June 2012.  He has also been a consultant of the Company from April 2011 to the present. His compensation as a consultant from April 2011 through December 2012 was $249,400. He continues to be paid $15,800 a month for his consulting services.

On April 15, 2011, the Company entered into an Asset Purchase Agreement with Mr. Giles. Pursuant to the agreement, the Company purchased the related business and activities of the design, manufacture and distribution of asphalt repair machinery under the Heatwurx brand. The total purchase price was $2,500,000. The purchase price was paid in a $1,500,000 cash payment and the issuance of a senior subordinated note to the seller in the amount of $1,000,000. The Company has paid Mr. Giles $105,500 for interest on the senior subordinated note through March 8, 2013.  As of March 8, 2013, the full $1,000,000 remains outstanding.  The Company and Mr. Giles entered into a right of first offer and co-sale agreement and a voting agreement with the Company at the time of the transaction.  This agreement expires upon the effective date of our initial public offering.  At the time of the transaction, Mr. Giles owned 50% of the outstanding shares of common stock of the Company.

In conjunction with the Asset Purchase Agreement, the Company granted 200,000 performance stock options to Mr. Giles with an exercise price of $0.40 per share and a term of 7 years. Following the effectiveness of the 7 for 1 stock split that was completed in October 2011, the 200,000 performance stock options were exchanged for 1,400,000 performance stock options with an exercise price of $0.057 per share.

The performance stock options will vest in full on the occurrence of any the following: (1) The Company achieves total revenue in year 2013 of $24,750,000 determined in accordance with generally accepted accounting principles in the United States; (2) the Company achieves total revenue in year 2014 of $49,500,000; or (3) the Company achieves total revenue in year 2015 of $99,000,000. If the performance stock options do not vest per the aforementioned vesting schedule, the performance stock options will immediately terminate and expire.

The performance stock options are being accounted for as contingent consideration and were recognized at its estimated fair value at the acquisition date in the amount of $0.  In order for the options to vest, as described above, the Company must achieve certain revenue targets within three years from December 31, 2012.  In order to determine the fair value of the options granted, the Company prepared a forecast of the probability that the targets would be achieved, with a focus on the 2013 revenue given the uncertainty of forecasting revenue for years 2014 and 2015 given the Company’s development stage.  The Company prepared three scenarios only one of which resulted in the options vesting.  The Company’s forecasts indicated a 95% probability that the options would not vest and therefore would have no value.  Although the third scenario did result in the options vesting, as the probability was only 5%, the value associated with this scenario was immaterial.

If the Underwriter exercises its over-allotment option to purchase up to 225,000 Units, we have an obligation to purchase up to 200,000 shares of common stock at $4.784 per share and up to an additional 100,000 shares of common stock at $5.15 per share out of the proceeds from the exercise of the over-allotment option and the exercise of the warrants underlying such Units, respectively, from a selling stockholder.  The shares purchased from the stockholder will be retired by us. The maximum amount that will be paid to Mr. Giles under the option agreement is approximately $1,500,000.

Conflicts of Interest Policies

We have adopted a Code of Ethics and Business Conduct.  All our directors, officers, and employees are required to be familiar with the Code of Ethics and comply with its provisions.  The Code of Ethics expressly prohibits loans made by the Company to our directors and executive officers.   Any other transaction involving an executive officer or director that may create a conflict of interest must receive the prior approval of the Audit Committee.  All other conflicts must be reported to the Chief Financial Officer.  The Code of Ethics provides that conflicts of interest should be avoided but allows the Audit Committee to approve transactions with executive officers or directors other than loans or guaranty transactions.

Other than as described in this section, there are no material relationships between us and any of our directors, executive officers, or known holders of more than 5% of our common stock.

Description of Securities

The following is a description of our capital stock and certain provisions of our certificate of incorporation, our bylaws as well as certain provisions of applicable law.  Other than the ability to issue preferred stock without stockholder authorization or approval as discussed below, we have no charter or bylaw provisions that would prevent or delay a change in control, or discourage potential bidders

General

We are authorized to issue 23,000,000 shares of capital stock, $0.0001 par value per share, consisting of 20,000,000 shares of common stock and 3,000,000 shares of preferred stock.  We have designated and issued 600,000, 1,500,000, and 760,000 shares of Series A, B and C Preferred Stock, respectively, in separate private placements.

We have applied to list our common stock and $5.15 warrants on the NASDAQ Exchange under the proposed symbols of “HWX” and “HWXX,” respectively.  We cannot assure you, however, that an active or orderly trading market will develop for our common stock and warrants or that our common stock and warrants will trade in the public markets subsequent to this offering at or above the initial offering price.

The following is a summary of the rights associated with our common stock and preferred stock.

Common stock

As of March 8, 2013, we had 16 stockholders of record owning a total of 1,900,000 shares of common stock. In addition, we had:

·

6,460,000 shares of common stock reserved and subject to issuance upon conversion of preferred stock;

·

1,525,000 shares of common stock reserved for issuance pursuant to the unit offering registered hereby;

·

1,012,500 shares of common stock reserved for issuance pursuant to the exercise of warrants issuable under the unit offering registered hereby (including 150,000 warrants issued to our Underwriter in connection with this offering); and

·

2,462,000 shares of common stock reserved and subject to issuance upon exercise of 1,022,000 outstanding stock options and 1,440,000 outstanding performance stock options.

Our Certificate of Incorporation does not provide for cumulative voting and the holders of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders.  Our preferred stockholders are entitled to cast the number of votes equal to the number of whole shares of common stock which they are convertible into.  The holders of our common stock are entitled to receive ratably such common stock dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. A merger, conversion, exchange or consolidation of us with or into any other person or sale or transfer of all or any part of our assets (which does not in fact result in our liquidation and distribution of assets) will not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of our affairs. The holders of our common stock have no preemptive or conversion rights.

All outstanding shares of common stock and all shares of common stock when issued by us will be fully paid and nonassessable.  Our board is authorized to issue additional shares of common stock within the limits authorized by our Certificate of Incorporation without stockholder approval.

Preferred stock

Our certificate of incorporation authorizes the issuance of up to 3,000,000 shares of preferred stock in one or more series. To date we have issued a total of 2,860,000 shares of preferred stock in series A, B and C as detailed below. Any further issuance will require amendment of our certificate of incorporation and stockholder approval.

Series A Preferred Stock.  As of March 8, 2013, there were 600,000 shares of Series A Preferred Stock outstanding.

The Series A Preferred Stock has the following terms:

·

annual dividend of $0.066664 cumulative dividend per share;

·

dividends accrue but are not payable unless declared by the Board of Directors or unless dividends are to be paid on common stock;

·

liquidation preference of $0.8333 per share with priority over common stock;

·

convertible into common stock at $0.119047 per share for a total of 4,200,000 shares;

·

voting rights equal to common stock on an as-converted basis, and

·

automatically converts to 4,200,000 shares of common stock upon the closing of this offering.

Series B Preferred Stock.  As of March 8, 2013, there were 1,500,000 shares of Series B Preferred Stock outstanding.

The Series B Preferred Stock has the following terms:

·

annual dividend of $0.16 cumulative dividend per share;

·

dividends accrue but are not payable unless declared by the Board of Directors or unless dividends are to be paid on common stock;

·

liquidation preference of $2.00 per share with priority over common stock;

·

convertible into common stock at $2.00 per share for a total of 1,500,000 shares;

·

voting rights equal to common stock on an as-converted basis; and

·

automatically converts to 1,500,000 shares of common stock upon the closing of this offering.

Series C Preferred Stock.  As of March 8, 2013, there were 760,000 shares of Series C Preferred Stock outstanding.

The Series C Preferred Stock has the following terms:

·

annual dividend of $0.16 cumulative dividend per share accrues and is payable quarterly;

·

liquidation preference of $2.00 per share with priority over common stock;

·

convertible into common stock at $2.00 per share for a total of 760,000 shares;

·

voting rights equal to common stock on an as-converted basis; and

·

automatically converts to 760,000 shares of common stock upon the closing of this offering.

Common stock purchase warrants

$5.15 warrants. Up to 862,500 warrants to purchase one share of common stock at $5.15 per share, including 112,500 warrants subject to our Underwriter exercising its overallotment option, are issuable upon the purchase of units in this offering and are being registered by this prospectus.  The warrants expire one year from the date of issuance.  The Underwriter’s overallotment option provides for the issuance of 112,500 warrants.  The Company will use the proceeds from the exercise of 100,000 warrants to purchase 100,000 shares from Richard Giles.  The proceeds from the exercise of the outstanding warrants will first go to Mr. Giles.  After the Company has issued 100,000 shares of common stock in connection with the exercise of warrants, any additional proceeds will go to the Company.

Underwriter’s warrants.  We have agreed to issue to our Underwriter at the closing of this offering, for nominal consideration, warrants to purchase 150,000 shares of common stock.   These warrants will be exercisable for a period of 48 months commencing on the first anniversary of the effective date of this offering at an exercise price equal to 120% of the price of our common stock offered by this prospectus, or $6.18 per share. These warrants will be restricted from sale, transfer, pledge, assignment or hypothecation or being the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants for a period of 12 months from the closing of this offering, except to officers of our Underwriter and broker-dealers participating in this offering and their officers and partners, and except transfers by operation of law or by reason of our reorganization.

Indemnification of directors and officers

Our Certificate of Incorporation and bylaws provide that we will indemnify our directors and officers to the maximum extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. We have agreed to indemnify our executive officers and directors for all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by them in respect of any civil, criminal or administrative action or proceeding to which they are made a party by reason of being or having been a director or officer, if (a) they acted honestly and in good faith with a view to our best interests, and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, they had reasonable grounds for believing that their conduct was lawful.

These indemnification provisions may be sufficiently broad to permit indemnification of our directors, officers and controlling persons for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended. To the extent that our directors, officers and controlling persons are indemnified under the provisions contained in our certificate of incorporation, bylaws, Delaware law or contractual arrangements against liabilities arising under the Securities Act, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Transfer agent and registrar

The transfer agent and registrar for our common stock and warrants is Corporate Stock Transfer, Inc., Denver, Colorado.

Shares eligible for future sale

Prior to this offering, there has been no public market for any of our securities. Future sales of substantial amounts of common stock and warrants in the public market, or the perception that such sales may occur, could adversely affect the market prices of our common stock and warrants.

We are registering in this prospectus 1,725,000 shares of common stock, 862,500 warrants to purchase common stock at $5.15 per share, and 862,500 shares of common stock underlying the warrants to purchase common stock.

By separate prospectus we are also registering:

·

6,460,000 shares of common stock underlying our Series A, B and C Preferred Stock; and

·

1,450,000 shares of common stock.

Accordingly, up to 2,587,500 shares of common stock being sold under this prospectus (including 862,500 shares of common stock issuable upon exercise of common stock warrants) and up to 8,360,000 shares of our common stock, including 6,460,000 issuable under conversion of our Series A, B and C Preferred Stock, will be free trading and may be sold at any time, except as limited by lockup agreements with our Underwriter as discussed below.

In addition to the shares being registered in this offering, we have issued our Underwriter 150,000 warrants in connection with this offering. The warrants are exercisable beginning one year after the close of this offering and the underlying 150,000 common shares issuable upon exercise will be available for future sale.

Stock options

We intend to file a registration statement on Form S-8 under the Securities Act to register shares of common stock issuable under our equity compensation plan. At March 8, 2013 there were 1,022,000 stock options outstanding under the plan to purchase an equal number of shares of common stock at $2.00 per share. At March 8, 2013 there were an additional 1,440,000 nonqualified performance stock options outstanding that were not issued under our equity compensation plan.

The registration statement on Form S-8 is expected to be filed not sooner than 90 days following the effective date of the registration statement of which this prospectus is a part and will be effective upon filing. Shares issued upon the exercise of stock options after the effective date of the Form S-8 registration statement will be eligible for resale in the public market without restriction, subject to limitations applicable to affiliates under Rule 144 of the Securities Act.

Lockup agreements

Our officers, directors and a selling stockholder who beneficially own 2,489,695 shares of common stock, including 640,000 shares of common stock issuable pursuant to vested stock options, and 287,195 shares issuable upon conversion of Series A, B and C Preferred Stock, have agreed with our Underwriter not to sell their shares of common stock for 13 months from the effective date of the registration statement of which this prospectus is a part without the written consent of our Underwriter.

Underwriting

Subject to the terms and conditions of an underwriting agreement, Gilford Securities Incorporated has agreed to purchase 1,500,000 units from us at a price of $5.20 per unit.  Each unit consists of one share of common stock and one half (1/2) common stock purchase warrant which may be exercised to purchase one share of our common stock at $5.15 per share for a period of one year.  The underwriting agreement will provide that our Underwriter is committed to purchase all units offered in this offering, other than those covered by the over-allotment option described below.  The resale by our stockholders of up to 6,460,000 shares of our common stock issuable upon conversion of Series A, B and C Preferred Stock and 1,450,000 shares of our common stock, will not be offered for sale through our Underwriter but will be registered pursuant to a separate prospectus covering such securities being filed with the SEC simultaneously with the filing of the registration statement of which this prospectus is a part.  In the underwriting agreement, our Underwriter’s obligations are subject to approval of certain legal matters by its counsel, including, without limitation, the authorization and validity of the shares, and of various other customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by our Underwriter of officers’ certificates and legal opinions of our counsel.

We have granted to the Underwriter an option, exercisable for 45 days from the date of this prospectus, to purchase up to 225,000 additional units from the Company at the public offering price listed on the cover page of this prospectus, less underwriting discounts and commissions.  The Underwriter may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering of the units offered by this prospectus.  If the over-allotment option is exercised, we have an obligation to purchase from a selling stockholder up to (1) 200,000 of common stock at a price of $4.784 per share, which is net of the underwriting discounts and commissions, and (2) an additional 100,000 shares of common stock at a price of $5.15 per share underlying the warrant that underlies the units.  If our Underwriter exercises its over-allotment option, we will use the proceeds from the sale of the units (net of underwriting discounts and commissions) to purchase the common stock from the selling stockholder.

Commissions and discounts

The following table sets forth the public offering price and underwriting discount to be paid by us to our Underwriter and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by our Underwriter of its over-allotment option.

	Per unit	Without option exercise (1)	With option exercise
Public offering price	$5.20	$7,800,000	$7,929,375
Discount	$0.416	$624,000	$634,350
Non- accountable expense allowance (2)	$0.156	$234,000	$234,000
Proceeds before expenses (3)	$4.628	$6,942,000	$7,061,025

         (1)

       We have granted our Underwriter an option, exercisable for 45 days after the date of this prospectus, to purchase a number of units equal to 15% of the number of units sold in this offering by us solely to cover over-allotments, if any, at the same price as the initial units offered.

         (2)

      We have agreed to pay our Underwriter a non-accountable expense allowance of 3% of the gross proceeds of the proposed offering, excluding shares sold on exercise of the over-allotment option. We will use the proceeds from the sale of 200,000 units included in the over-allotment option to pay a selling stockholder.  The proceeds will be net of the Underwriter discount and non-accountable expense allowance.  We have paid our Underwriter $50,000 as an advance against its actual out of pocket expenses (on an accountable basis), provided that if this offering is completed, the advance will be applied against the non-accountable expense allowance described above.

(3)    The Company will reimburse the Underwriter for certain out of pocket expenses (on an accountable basis), if any.   We estimate that the expenses of this offering payable by us, not including underwriting discounts and commissions and non-accountable expense allowance will be approximately $188,000.

Warrants

We have agreed to issue to our Underwriter at the closing of this offering, for nominal consideration, warrants to purchase 150,000 shares of common stock.   These warrants will be exercisable for a period of 48 months commencing on the first anniversary of the effective date of this offering at an exercise price equal to 120% of the price of our common stock offered by this prospectus, or $6.18 per share. These warrants will be restricted from sale, transfer, pledge, assignment or hypothecation or being the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants for a period of 12 months from the closing of this offering, except to officers of our Underwriter and broker-dealers participating in this offering and their officers and partners, and except transfers by operation of law or by reason of our reorganization.

These warrants contain provisions for appropriate adjustment in the event of any merger, consolidation, recapitalization, reclassification, stock dividend, stock split or similar transaction. The warrants do not entitle our Underwriter or a permissible transferee to any rights as a stockholder until the warrants are exercised and shares of our common stock are purchased pursuant to the exercise of the warrants.

These warrants and the shares of our common stock issuable upon their exercise may not be offered for sale except in compliance with the applicable provisions of the Securities Act.   We have agreed that if we file a registration statement with the Securities and Exchange Commission, our Underwriter will have the right, for a period of seven years from the earlier of the date of effectiveness or the commencement of sales of this offering, commencing one year from the effective date of this offering, to include in such registration statement the shares of our common stock issuable upon exercise of the warrants.   In addition, we have agreed to register the shares of common stock underlying the warrants under certain circumstances upon the request of a majority of the holders of the warrants during the period commencing one year from the earlier of the date of effectiveness or the commencement of sales of this offering, and expiring 48 months thereafter.

Electronic distribution; directed share program

Our Underwriter has advised us that it will not engage in any electronic offer, sale or distribution of our units.  Neither we nor our Underwriter will use any third party to host or provide access to our preliminary prospectus on the Internet.

We will not have a directed unit program for our employees.

Price stabilization, short positions and penalty bids

Until the distribution of the units is completed, Securities and Exchange Commission rules may limit our Underwriter from bidding for and purchasing our common stock and warrants. In connection with this offering, however, our Underwriter may engage in stabilizing transactions, over-allotment transactions, covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended.

·

Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

·

Over-allotment involves sales by our Underwriter of units in excess of the number of units our Underwriter is obligated to purchase, which creates a short position.  The short position may be either a covered short position or a naked short position.  In a covered short position, the number of units over-allotted by our Underwriter is not greater than the number of units that it may purchase in the over-allotment option.  In a naked short position, the number of units involved is greater than the number of units in the over-allotment option.  Our Underwriter may close out any covered short position by either exercising its over-allotment option or purchasing common stock or warrants in the open market.

·

Covering transactions involve the purchase of common stock and warrants in the open market after the distribution has been completed in order to cover short positions.  In determining the source of shares to close out the short position, our Underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which it may purchase units through the over-allotment option.  If our Underwriter sells more units than could be covered by the over-allotment option (a naked short position) the position can only be closed out by buying common stock or warrants in the open market.  A naked short position is more likely to be created if our Underwriter is concerned that there could be downward pressure on the price of the common stock or warrants in the open market after pricing that could adversely affect investors who purchase in this offering.

·

Penalty bids permit our Underwriter to reclaim a selling concession from a selected dealer when the unit originally sold by the selected dealer is purchased in a stabilizing covering transaction to cover short positions .

These stabilizing transactions, covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock and warrants or preventing or retarding a decline in the market price of our common stock and warrants.  As a result, the price of our common stock and warrants may be higher than the price that might otherwise exist in the open market.  Neither we nor our Underwriter makes any prediction or any representation as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock and warrants. Neither we nor our Underwriter makes any representation that our Underwriter will engage in these transactions.  These transactions may be effected on the NASDAQ Exchange or otherwise and, if commenced, may be discontinued without notice at any time.

Lockup arrangements

Our officers and directors who beneficially own 1,062,195 shares of common stock, including 600,000 shares of common stock issuable pursuant to vested stock options, and 287,195 shares issuable upon conversion of Series A, B and C Preferred Stock, have agreed with our Underwriter not to sell their shares of common stock for 13 months from the effective date of the registration statement of which this prospectus is a part without the written consent of our Underwriter.   Of these shares, 531,097 shares of Common Stock are eligible for early relief from the lockup if our Common Stock trades at or above $10 per share for 10 consecutive trading days commencing six months from the effective date of this offering.

A selling stockholder who beneficially owns 1,227,500 shares of common stock, including 40,000 shares of common stock issuable pursuant to vested stock options have agreed with our Underwriter not to sell its shares of common stock for 13 months from the effective date of the registration statement of which this prospectus is a part without the written consent of our Underwriter.

Our Underwriter has no present intention to waive or shorten the lockup period.  The granting of any waiver of release would be conditioned, in the judgment of our Underwriter, on such sale not materially adversely impacting the prevailing trading market for our common stock on the NASDAQ Exchange. Specifically, factors such as average trading volume, recent price trends and the need for additional public float in the market for our common stock and warrants would be considered in evaluating such a request to waive or shorten the lockup period.

Following the expiration of the lockup period, all 2,189,695 shares of common stock, including 640,000 shares of common stock issuable pursuant to vested stock options, and 287,195 shares issuable upon conversion of Series A, B and C Preferred Stock beneficially held by our officers and directors will be available for sale by such persons subject to holding period restrictions on sale under Rule 144 of the Securities Act.  We have registered the resale of these shares by a separate prospectus.

Board of Directors observation rights

For a period of three years after the date of this prospectus, our Underwriter has the right to appoint an observer reasonably acceptable to us to attend all meetings of our Board of Directors. We will reimburse this person for expenses incurred in attending any meeting.

Indemnification

We have agreed to indemnify our Underwriter and its controlling persons against specified liabilities, including liabilities under the Securities Act or to contribute to payments that our Underwriter may be required to make for such liabilities. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Legal Matters

The validity of the securities offered hereby will be passed on for us by Howard J. Kern, PC, Pacific Palisades, California. Brownstein Hyatt Farber Schreck, LLP, Denver, Colorado, is representing our Underwriter.

Experts

The financial statements of Heatwurx, Inc. as of and for the years ended December 31, 2012 and 2011, respectively, appearing in this Prospectus and Registration Statement have been audited by Hein & Associates LLP, an independent registered public accounting firm, as stated in their report appearing elsewhere herein, which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s ability to continue as a going concern and are included in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

Where You Can Find More Information

We have filed with the SEC a registration statement on Form S-1 (File Number 333-184948) under the Securities Act with respect to the units offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed therewith. For further information about us and the units offered hereby, reference is made to the registration statement and the exhibits filed therewith.

Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. We currently do not file periodic reports with the SEC. Upon closing of our initial public offering, we will be required to file periodic reports, proxy statements and other information with the SEC pursuant to the Exchange Act.

A copy of the registration statement and the exhibits filed therewith may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, NE, Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from that office. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

If you are a stockholder, you may request a copy of these filings at no cost by contacting us at: 6041 South Syracuse Way, Suite 315, Greenwood Village, Colorado 80111.

Index to Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Heatwurx, Inc.

We have audited the accompanying balance sheets of Heatwurx, Inc. as of December 31, 2012 and 2011, and the related statements of operations, stockholders’ equity and cash flows for the year ended December 31, 2012 and for the periods from March 29, 2011 (date of inception) to December 31, 2011 and   December 31, 2012. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses since incorporation and has an accumulated net deficit of approximately $3.4 million at December 31, 2012. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Heatwurx, Inc. as of December 31, 2012 and 2011, and the results of its operations and its cash flows for the year ended December 31, 2012 and for the period from March 29, 2011 (date of inception) to December 31, 2011 and December 31, 2012, in conformity with accounting principles generally accepted in the United States of America.

/s/ Hein & Associates LLP

Irvine, California

March 14, 2013

HEATWURX, INC.

(A Development Stage Company)

BALANCE SHEETS AS OF DECEMBER 31, 2012 AND 2011

	2012	2011

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$ 1,027,475	$ 2,794,937
Accounts receivable	30,451	9,500
Prepaid expenses and other current assets	50,368	-
Inventory	48,749	-
Total current assets	1,157,043	2,804,437
EQUIPMENT, net of depreciation	316,357	1,201
INTANGIBLE ASSETS, net of amortization	2,410,715	2,500,000
TOTAL ASSETS	$ 3,884,115	$ 5,305,638

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$ 73,172	$ -
Accrued liabilities	112,482	20,000
Interest payable	2,630	10,521
Income taxes payable	150	100
Loan payable	27,218	-
Current portion of senior subordinated note payable	500,000	-
Current portion of senior secured notes payable	-	300,000
Total current liabilities	715,652	330,621
LONG-TERM LIABILITIES:
Loan payable	106,158	-
Senior secured notes payable, net of current portion	-	1,200,000
Senior subordinated note payable	500,000	1,000,000
Total long-term liabilities	606,158	2,200,000
TOTAL LIABILITIES	1,321,810	2,530,621
COMMITMENTS AND CONTINGENCIES (NOTE 9)
STOCKHOLDERS’ EQUITY:
Series A Preferred Stock, $0.0001 par value, 600,000 issued and outstanding; liquidation preference of $568,490 and $528,492 as of December 31, 2012 and 2011, respectively	60	60
Series B Preferred Stock, $0.0001 par value, 1,500,000 shares issued and outstanding; liquidation preference of $3,286,685 and $3,046,685 as of December 31, 2012 and 2011, respectively	150	150
Series C Preferred Stock, $0.0001 par value, 760,000 shares issued and outstanding as of December 31, 2012; liquidation preference of $1,569,172 as of December 31, 2012	76	-
Common stock, $0.0001 par value, 20,000,000 shares authorized; 1,900,000 and 2,800,000 shares issued and outstanding at December 31, 2012 and 2011, respectively	190	280
Additional paid-in capital	5,992,636	3,715,624
Accumulated deficit during development stage	(3,430,807)	(941,097)
Total stockholders’ equity	2,562,305	2,775,017
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$ 3,884,115	$ 5,305,638

The accompanying notes are an integral part of these financial statements.

HEATWURX, INC.

(A Development Stage Company)

STATEMENTS OF OPERATIONS

	For the period from March 29, 2011 (date of inception) through December 31, 2012	For the year ended December 31, 2012	For the period from March 29, 2011 (date of inception) through December 31, 2011
REVENUE:
Equipment sales	$ 190,145	$ 190,145	$ -
Other revenue	17,534	2,000	15,534
Total revenues	207,679	192,145	15,534

COST OF GOODS SOLD	133,255	133,255	-
GROSS PROFIT	74,424	58,890	15,534

EXPENSES:
Selling, general and administrative	2,495,566	1,883,635	611,931
Research and development	621,808	448,028	173,780
Total expenses	3,117,374	2,331,663	785,711

LOSS FROM OPERATIONS	(3,042,950)	(2,272,773)	(770,177)

OTHER INCOME AND EXPENSE:
Interest income	4,831	3,131	1,700
Interest expense	(343,235)	(170,715)	(172,520)
Total other income and expense	(338,404)	(167,584)	(170,820)

LOSS BEFORE INCOME TAXES	(3,381,354)	(2,440,357)	(940,997)
Income taxes	(281)	(181)	(100)
NET LOSS	$ (3,381,635)	$(2,440,538)	$ (941,097)

Preferred Stock Cumulative Dividend	404,347	329,170	75,177
Net loss available to common stockholders	$(3,785,982)	$(2,769,708)	$(1,016,274)
Net loss per common share basic and diluted	$(1.70)	$(1.50)	$(0.37)
Weighted average shares outstanding used in calculating net loss per common share	2,229,160	1,843,033	2,739,350

The accompanying notes are an integral part of these financial statements.

HEATWURX, INC.

(A Development Stage Company)

STATEMENTS OF STOCKHOLDERS’ EQUITY

FOR THE PERIOD FROM MARCH 29, 2011 (DATE OF INCEPTION) THROUGH

DECEMBER 31, 2012

	Series A Preferred Stock		Series B Preferred Stock		Series C Preferred Stock		Common Stock		Additional Paid-In Capital	Accumu- lated Deficit	Total
	Shares	$	Shares	$	Shares	$	Shares	$	$	$	$

Balance at March 29, 2011 (date of inception)	–	$ –	–	$ –	–	$–	–	$ –	$–	$ –	$ –
Shares issued on April 4, 2011	–	–	–	–	–	–	2,800,000	280	3,720	–	4,000
600,000 shares issued at $0.833 per share pursuant to private placement dated April 15, 2011	600,000	60	–	–	–	–	–	–	499,940	–	500,000
1,500,000 shares issued at $2.00 per share pursuant to private placement dated October 21, 2011	–	–	1,500,000	150	–	–	–	–	2,999,850	–	3,000,000
Stock-based compensation	–	–	–	–	–	–	–	–	212,114	–	212,114
Net loss for the period	–	–	–	–	–	–	–	–	–	(941,097)	(941,097)
Balance at December 31, 2011	600,000	$60	1,500,000	$150		$ –	2,800,000	$280	$3,715,624	$(941,097)	$2,775,017
760,000 shares issued at $2.00 per share pursuant to private placement dated August 6, 2012	–	–	–	–	760,000	76	–	–	1,519,924	–	1,520,000
Stock-based compensation	–	–	–	–	–	–	–	–	456,998	–	456,998
Dividend payable on Series C Preferred Stock	–	–	–	–	–	–	–	–	–	(49,172)	(49,172)
1,050,000 shares acquired asTreasury stock and retired	–	–	–	–	–	–	(1,050,000)	(105)	105	–	–
Stock options exercised	–	–	–	–	–	–	150,000	15	299,985	–	300,000
Net loss	–	–	–	–	–	–	-	-	-	(2,440,538)	(2,440,538)
Balance at December 31, 2012	600,000	$60	1,500,000	$150	760,000	$76	1,900,000	$ 190	$5,992,636	$(3,430,807)	$2,562,305

The accompanying notes are an integral part of these financial statements.

HEATWURX, INC.

(A Development Stage Company)

STATEMENT OF CASH FLOWS

	For the period from March 29, 2011(date of inception) through December 31, 2012	For the year ended December 31, 2012	For the period from March 29, 2011 (date of inception) through December 31, 2011

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$ (3,381,635)	$ (2,440,538)	$ (941,097)
Adjustments to reconcile net loss to cash flows used in operating activities:
Depreciation	19,707	19,182	525
Amortization	89,285	89,285	-
Bad debt expense	3,500	3,500	-
Non-cash expenses exchanged for services	1,694	-	1,694
Stock-based compensation	669,112	456,998	212,114
Changes in current assets and liabilities:
Increase in receivables	(33,951)	(24,451)	(9,500)
Increase in prepaid and other current assets	(50,368)	(50,368)	-
Increase in inventory	(48,749)	(48,749)	-
Increase in income taxes payable	150	50	100
Increase in accounts payable	73,172	73,172	-
Increase in accrued liabilities	63,310	43,310	20,000
Increase (decrease) in interest payable	2,630	(7,891)	10,521
Cash used in operating activities	(2,592,143)	(1,886,500)	(705,643)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(337,758)	(334,338)	(3,420)
Acquisition of business	(2,500,000)	-	(2,500,000)
Cash used in investing activities	(2,837,758)	(334,338)	(2,503,420)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of senior secured notes payable	1,500,000	-	1,500,000
Proceeds from issuance of senior subordinated note payable	1,000,000	-	1,000,000
Proceeds from issuance of common shares	4,000	-	4,000
Exercise of options	300,000	300,000	-
Proceeds from issuance of Series A preferred shares	500,000	-	500,000
Proceeds from issuance of Series B preferred shares	3,000,000	-	3,000,000
Loan proceeds from CAT financial, net of repayments	133,376	133,376	-
Proceeds from issuance of Series C preferred shares	1,520,000	1,520,000	-
Repayment of senior secured notes payable	(1,500,000)	(1,500,000)	-
Cash provided by financing activities	$ 6,457,376	$ 453,376	$ 6,004,000

NET CHANGE IN CASH AND CASH EQUIVALENTS	1,027,475	(1,767,462)	2,794,937
CASH AND CASH EQUIVALENTS, beginning of period	-	2,794,937	-
CASH AND CASH EQUIVALENTS, end of period	$ 1,027,475	$ 1,027,475	$ 2,794,937

Cash paid for interest	$ 340,316	$ 178,316	$ 162,000
Cash paid for income taxes	$ 100	$ 100	$ -
NON CASH INVESTING AND FINANCING ACTIVITY:
Dividend payable in accrued expenses	$ 49,172	$ 49,172	$ -

The accompanying notes are an integral part of these financial statements.

HEATWURX, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

(Information as of December 31, 2012 and for the year ended December 31, 2012, and for the period from March 29, 2011(date of inception) through December 31, 2011

1.

          PRINCIPAL BUSINESS ACTIVITIES:

Organization and Business – Heatwurx, Inc. (“Heatwurx,” the “Company”) is a development stage, asphalt repair equipment and technology company.  Heatwurx was incorporated on March 29, 2011 as Heatwurxaq, Inc. and subsequently changed its name to Heatwurx, Inc. on April 15, 2011.  (Note 4)

Development Stage – From the date of incorporation, the Company has been in the development stage and therefore is classified as a development stage company.

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Basis of Presentation – These financial statements and related notes are presented in accordance with the accounting principles generally accepted in the United States and are expressed in U.S. dollars. The Company’s fiscal year end is December 31.

The Company’s financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business.

The Company also faces certain risks and uncertainties which are present in many emerging companies regarding product development, future profitability, ability to obtain future capital, protection of patents and property rights, competition, rapid technological change, government regulations, recruiting and retaining key personnel, and third party manufacturing organizations.

For the year ended December 31, 2012, the Company incurred a net loss of $2.4 million and utilized $2.6 million in cash flows from operating activities.  The Company had cash on hand of approximately $1.0 million as of December 31, 2012.  Successful completion of the Company’s development program and its transition to profitable operations is dependent upon obtaining additional financing adequate to fulfill its development and commercialization activities, and achieve a level of revenues adequate to support the Company’s cost structure.  Many of the Company’s objectives to establish profitable business operations rely upon the occurrence of events outside its control; there is no assurance that the Company will be successful in accomplishing these objectives.

The issues described above raise substantial doubt about the Company’s ability to continue as a going concern.  Management of the Company intends to address these issues by raising additional capital through either an initial public offering or through a private placement.  The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability of assets or the amounts and classification of liabilities that might results from the outcome of these uncertainties.

Use of Estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires the use of estimates and assumptions by management that affect reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from these estimates.

Cash and Cash Equivalents – The Company considers all highly liquid investments with a maturity at the date of purchase of three months or less to be cash equivalents. The Company had no cash equivalents at December 31, 2012. At times, the Company may have cash balances above the FDIC insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk.

Accounts Receivable and Bad Debt Expense – Management reviews individual accounts receivable balances that exceed 90 days from the invoice date.  Based on an assessment of current creditworthiness of the customer, the Company estimates the portion, if any, of the balance that will not be collected.  All accounts deemed to be uncollectible are written off to operation expense.  There was no allowance for uncollectible accounts for the period from March 29, 2011 (date of inception) through December 31, 2012.

Inventories – The Company’s finished goods and materials and supplies inventories are recorded at lower of cost or net realizable value.  Cost is determined by using the FIFO (first-in, first-out) inventory method.

Property and Equipment – Property and equipment is stated at cost and consists of office and computer equipment depreciated on a straight line basis over an estimated useful life of three or seven years and process demonstration equipment (demo equipment) depreciated on a straight line basis over an estimated useful life of seven years.

Impairment of Long-lived Assets – The Company periodically reviews its long-lived assets to determine potential impairment by comparing the carrying value of the long-lived assets with the estimated future net undiscounted cash flows expected to result from the use of the assets, including cash flows from disposition, whenever events or changes in circumstances indicate a potential impairment may exist.  Should the sum of the expected future net cash flows be less than the carrying value, the Company would recognize an impairment loss at that date.  An impairment loss would be measured by comparing the amount by which the carrying value exceeds the fair value (estimated discounted future cash flows) of the long-lived assets.  There were no impairment charges for the period from March 29, 2011 (date of inception) through December 31, 2012.

Intangible Assets – Intangible assets consist of in-process research and development acquired as part of an acquisition. During development, in-process research and development is not subject to amortization and is tested for impairment.  As of October 1, 2012, in-process research and development is now classified as developed technology and amortized over its estimated useful life of 7 years.

Stock-Based Compensation – The Company accounts for the cost of employee services received in exchange for the award of equity instruments based on the fair value of the award, determined on the date of grant. The expense is to be recognized over the period during which an employee is required to provide services in exchange for the award. The Company estimates forfeitures at the time of grant and makes revisions, if necessary, at each reporting period if actual forfeitures differ from those estimates. The Company estimated future unvested forfeitures at 0% for the year ended December 31, 2012.

Advertising Expense – The Company charges advertising costs to expense as incurred. Advertising costs were $150,500 and $25,600 for the year ended December 31, 2012 and for the period from March 29, 2011 (date of inception) through December 31, 2011, respectively.

Income Taxes – The Company accounts for income taxes using the asset and liability method of accounting for deferred income taxes.

The provision for income taxes includes federal and state income taxes currently payable and deferred taxes resulting from temporary differences between the financial statement and tax bases of assets and liabilities. Valuation allowances are recorded to reduce deferred tax assets when it is more-likely-than-not that a tax benefit will not be realized.

With respect to uncertain tax positions, the Company would recognize the tax benefit from an uncertain tax position only if it is more-likely-than-not that the tax position will be sustained upon examination by the taxing authorities, based on the technical merits of the position. The tax benefits to be recognized in the financial statements from such a position would be measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate resolution.

Compensated absences – At December 31, 2012, the Company recorded a liability for paid time off earned by permanent employees in accordance with human resource policies, but not taken.  There were no permanent employees at December 31, 2011.

Revenue Recognition – The Company sells its equipment (HWX-30 heater and HWX-AP-40 asphalt processor), as well as certain consumables, such as rejuvenation oil, to third parties.  Equipment sales revenue is recognized when all of the following criteria are satisfied:  (a) persuasive evidence of a sales arrangement exists; (b) price is fixed and determinable; (c) collectability is reasonably assured; and (d) delivery has occurred.  Persuasive evidence of an arrangement and a fixed or determinable price exist once we receive an order or contract from a customer.  We assess collectability at the time of the sale and if collectability is not reasonably assured, the sale is deferred and not recognized until collectability is probable or payment is received.  Typically, title and risk of ownership transfer when the equipment is shipped.

Other revenue represents rentals of certain of the Company’s equipment.

Interest income is recognized as earned, over the term of the investment.

Fair Value of Financial Instruments – The Company measures its financial assets and liabilities at fair value. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e., exit price) in an orderly transaction between market participants at the measurement date. Additionally, the Company is required to provide disclosure and categorize assets and liabilities measured at fair value into one of three different levels depending on the assumptions (i.e., inputs) used in the valuation. Level 1 provides the most reliable measure of fair value while Level 3 generally requires significant management judgment. Financial assets and liabilities are classified in their entirety based on the lowest level of input significant to the fair value measurement. The fair value hierarchy is defined as follows:

·

Level 1 – quoted prices in active markets for identical assets or liabilities,

·

Level 2 – other significant observable inputs for the assets or liabilities through corroboration with market data at the measurement date,

·

Level 3 – significant unobservable inputs that reflect management’s best estimate of what market participants would use to price the assets or liabilities at the measurement date.

The carrying amount of certain financial instruments, including cash and cash equivalents and interest payable approximates fair value due to the relatively short maturity of such instruments. The senior secured and senior subordinated notes payable approximates the fair value of such instrument based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangement at December 31, 2012 and 2011. The Company does not have any fair value instruments for assets and liabilities measured at fair value on a recurring or non-recurring basis, consequently, the Company did not have any fair value adjustments for assets and liabilities measured at fair value at December 31, 2012, nor gains or losses reported in the statement of operations.

Concentration of Supplier and Customer Risk – During the year ended December 31, 2012, the Company’s asphalt repair equipment, including major components, were purchased from three primary suppliers providing an aggregate of 98% of total equipment purchases.  During the same period, three customers were responsible for an aggregate of 99% of total revenues.

Recent Accounting Pronouncements – In May 2011, the Financial Accounting Standards Board (“FASB”) issued ASU 2011-04, Fair Value Measurement (“ASU 2011-04”), which amended ASC 820, Fair Value Measurements (“ASC 820”), providing a consistent definition and measurement of fair value, as well as similar disclosure requirements between U.S. GAAP and International Financial Reporting Standards. ASU 2011-04 changes certain fair value measurement principles, clarifies the application of existing fair value measurement and expands the disclosure requirements. ASU 2011-04 became effective for the Company beginning January 1, 2012. The adoption of ASU 2011-04 did not have a material effect on the Company’s financial statements or disclosures.

In June 2011, the FASB issued ASU 2011-05, Comprehensive Income (Topic 20): Presentation of Comprehensive Income, which is effective for annual reporting periods beginning after December 31, 2011. ASU 2011-05 became effective for the Company on January 1, 2012. The guidance eliminates the option to present the components of other comprehensive income as part of the statement of changes in stockholders’ equity. In addition, items of other comprehensive income that are reclassified to profit or loss are required to be presented separately on the face of the financial statements. This guidance is intended to increase the prominence of other comprehensive income in financial statements by requiring that such amounts be presented either in a single continuous statement of income and comprehensive income or separately in consecutive statements of income and comprehensive income. The adoption of ASU 2011-05 did not have a material effect on the Company’s financial statements or disclosures.

In September 2011, the FASB issued ASU 2011-08, Testing Goodwill for Impairment (“ASU 2011-08”), which amends the guidance in ASC 350-20, Intangibles—Goodwill and Other – Goodwill. ASU 2011-08 provides entities with the option of performing a qualitative assessment before calculating the fair value of the reporting unit when testing goodwill for impairment. If the fair value of the reporting unit is determined, based on qualitative factors, to be more-likely-than-not less than the carrying amount of the reporting unit, the entities are required to perform a two-step goodwill impairment test. ASU 2011-08 became effective for the Company beginning January 1, 2012. The adoption of ASU 2011-08 did not have a material effect on the Company’s financial statements or disclosures.

Subsequent Events – The Company performed an evaluation of subsequent events through the date of this filing.

3.

  PROPERTY AND EQUIPMENT:

A summary of the cost of property and equipment, by component, and the related accumulated depreciation is as follows:

	December 31, 2012	December 31, 2011
Computer equipment & software	$ 14,285	$ -
Demo Equipment	321,432	1,379
	335,717	1,379
Accumulated depreciation	(19,360)	(178)
	$ 316,357	$ 1,201

Depreciation expense was $19,182 and $525, for the year ended December 31, 2012 and the period from March 29, 2011(date of inception) through December 31, 2011, respectively.

4.

ACQUISITION:

On April 15, 2011, the Company entered into an Asset Purchase Agreement with an individual who is a founder and a current stockholder. Pursuant to the agreement, the Company purchased the related business and activities of the design, manufacture and distribution of asphalt repair machinery under the Heatwurx brand. The total purchase price was $2,500,000. The purchase price was paid in a $1,500,000 cash payment and the issuance of a senior subordinated note to the seller in the amount of $1,000,000. (Note 5)

The business essentially consisted of the investment in research and development of the technology, the patents applied for as a result of the research and development activities and certain distribution relationships that were in process, but not finalized as of the acquisition date.  Collectively, these investments constitute the in-process research and development we refer to as the “asphalt preservation and repair solution.” The Company capitalized $2,500,000 of in-process research and development related to this asphalt preservation and repair solution. As of October 1, 2012, in-process research and development is now classified as developed technology and amortized over its estimated useful life of 7 years. The estimated fair value of the in-process research and development was determined using the income approach.  Under the income approach, the expected future cash flows from the asset are estimated and discounted to its net present value at an appropriate risk-adjusted rate of return.

In conjunction with the Asset Purchase Agreement, the Company granted 200,000 performance stock options to a founder of the Company with an exercise price of $0.40 per share and a term of 7 years. Following the effectiveness of the 7 for 1 stock split that was completed in October 2011, the 200,000 performance stock options were exchanged for 1,400,000 performance stock options with an exercise price of $0.057 per share.

The performance stock options will vest in full on the occurrence of any the following: (1) The Company achieves total revenue in year 2013 of $24,750,000 determined in accordance with generally accepted accounting principles in the United States; (2) the Company achieves total revenue in year 2014 of $49,500,000; or (3) the Company achieves total revenue in year 2015 of $99,000,000. If the performance stock options do not vest per the aforementioned vesting schedule, the performance stock options will immediately terminate and expire.

The performance stock options are being accounted for as contingent consideration and were recognized at its estimated fair value at the acquisition date in the amount of $0.  In order for the options to vest, as described above, the Company must achieve certain revenue targets within three years from December 31, 2012.  In order to determine the fair value of the options granted, the Company prepared a forecast of the probability that the targets would be achieved, with a focus on the 2013 revenue given the uncertainty of forecasting revenue for years 2014 and 2015 given the Company’s development stage.  The Company prepared three scenarios only one of which resulted in the options vesting.  The Company’s forecasts indicated a 95% probability that the options would not vest and therefore would have no value.  Although the third scenario did result in the options vesting, as the probability was only 5%, the value associated with this scenario was immaterial.

5.

NOTES PAYABLE:

Senior Secured Notes Payable – The Company issued senior secured promissory notes totaling $1,500,000 on April 15, 2011. The notes bear interest at a rate of 12% per annum and were originally due on October 15, 2013.

On July 14, 2012, the Company entered into a First Amendment to Senior Secured Promissory Notes with the holders of the Senior Secured Notes Payable for a deferral of the scheduled principal payment of $150,000 that was due on July 15, 2012.  The note holders agreed to relinquish their rights to receive the July 15, 2012 payment in exchange for the Company’s early repayment of the Senior Secured Promissory Notes on or before August 31, 2012.

On August 6, 2012, the Company issued 760,000 Series C Preferred Stock for total gross proceeds of $1,520,000. The Series C Preferred Stock ranks senior in liquidation and dividend preferences to the Company’s common stock.   Holders of Series C Preferred Stock accrue dividends at the rate per annum $.16 per share.  On August 8, 2012, the Company repurchased and retired the outstanding Senior Secured Promissory Notes for the principal balance of $1,500,000 outstanding plus accrued interest.

Senior Subordinated Note Payable – The Company issued a senior subordinated note payable in the amount of $1,000,000 on April 15, 2011. The note, which is secured by all of the Company’s assets, bears interest at a rate of 6% per annum and matures on April 15, 2014. As of December 31, 2012, the note is subject to mandatory principal payments as follows:

Date of Payment	Amount of Payment
October 15, 2013	$ 250,000
December 15, 2013	250,000
February 15, 2014	250,000
April 15, 2014	250,000
Total principal payments	$ 1,000,000

Interest on the senior subordinated note payable totaling $2,630 was outstanding at December 31, 2012.

Note Payable to Equipment Manufacturer – In September 2012, the Company issued a five year note to a manufacturer for the purchase of equipment primarily used for transporting the Company’s process demonstration equipment. The note, in the original amount of $142,290, bears interest at a rate of 2.6% per annum and matures on September 4, 2017.

As of December 31, 2012, the note is subject to mandatory principal payments as follows:

Year ending December 31,	Payments
2013	$ 27,218
2014	27,944
2015	28,689
2016	29,454
2017	20,071
Total principal payments	$ 133,376

6.

            INCOME TAXES:

The Company files income tax returns in the U.S. federal jurisdiction and in the states of Colorado and Utah. There are currently no income tax examinations underway for these jurisdictions. The Company filed its initial tax returns for the nine months ended December 31, 2011 with federal and Utah and December 31, 2012 is the initial tax filing period for Colorado.

The Company provides deferred income taxes for differences between the tax reporting bases and the financial reporting bases of assets and liabilities. The Company had no unrecognized income tax benefits. Should the Company incur interest and penalties relating to tax uncertainties, such amounts would be classified as a component of interest expense and operating expense, respectively. Unrecognized tax benefits are not expected to increase or decrease within the next twelve months.

As of December 31, 2012, the Company’s tax year for 2011 is subject to examination by the tax authorities.

Deferred Income Taxes – The Company does not recognize the deferred income tax asset at this time because the realization of the asset is less likely than not. As of December 31, 2012, the Company has net operating losses for federal and state income tax purposes of approximately $2,927,838 and $2,927,638, respectively, which are available for application against future taxable income and which will start expiring in 2031 and 2026, respectively. The benefit associated with the net operating loss carry forward will more likely than not go unrealized unless future operations are successful. Since the success of future operations is indeterminable, the potential benefits resulting from these net operating losses have not been recorded in the financial statements.

	December 31, 2012	December 31, 2011
Deferred Tax Assets:
Net operating loss carry forward	$ 1,134,761	$ 283,010
Stock-based compensation	40,373	82,724
Accrued liabilities and deferred rent	7,459	-
Depreciation	-	85
Total	1,182,593	365,819
Valuation allowance for deferred tax asset	(1,048,199)	(349,879)
Total deferred tax assets	134,394	15,940

Deferred Tax Liabilities:
Deferred state taxes	49,310	15,940
Depreciation	58,746	-
Amortization	26,338	-
Total deferred tax liability	134,394	15,940
Net deferred tax asset	$ –	$ –

A reconciliation between the statutory federal income tax rate of 34% and our effective tax rate for the year ended December 31, 2012 and period from March 29, 2011 (date of inception) through December 31, 2011 is as follows:

	Year ended December 31, 2012	Period from March 29, 2011 (date of inception) through December 31, 2011
Federal statutory income tax rate	34.0%	34.0%
Permanent differences	(2.2)%	-
Deferred tax asset valuation allowance	(28.7)%	(34.0)%
Other	(3.1)%	-
Effective income tax rate	-	-

7.

            STOCKHOLDERS’ EQUITY:

Common Stock – The Company has authorized 20,000,000 common shares with a $0.0001 par value. As of December 31, 2012 there were 1,900,000 common shares outstanding.

Preferred Stock – The Company has authorized 3,000,000 shares of Preferred Stock with a $0.0001 par value. As of December 31, 2012, 600,000 shares were designated as Series A Preferred Stock, 1,500,000 shares were designated as Series B Preferred Stock and 760,000 shares were designated as Series C Preferred stock.

Series A Preferred Stock  – As of December 31, 2012 there were 600,000 shares of Series A Preferred Stock outstanding.

The Series A Preferred Stock ranks senior in liquidation and dividend preferences to the Company’s common stock. Holders of Series A Preferred Stock accrue dividends at the rate per annum of $0.066664. At December 31, 2012, Series A Preferred Stock had dividends accumulated of $68,490.  No dividends have been declared, therefore there are no amounts accrued on the balance sheet.

The holders of the Series A Preferred Stock have conversion rights equivalent to such number of fully paid and non-assessable shares of common stock as is determined by dividing the Series A original issue price of $0.8333 by the then applicable conversion price. The conversion ratio is subject to customary antidilution adjustments, including in the event that the Company issues equity securities at a price equivalent to less than the conversion price in effect immediately prior to such issue.

The holders of Series A Preferred Stock have a liquidation preference over the holders of the Company’s common stock equivalent to the purchase price per share of the Series A Preferred Stock plus any accrued and unpaid dividends, whether or not declared, on the Series A Preferred Stock.  A liquidation would be deemed to occur upon the happening of customary events, including transfer of all or substantially all of the Company’s common stock or assets or a merger, or consolidation. The Company believes that such liquidation events are within its control and therefore has classified the Series A Preferred Stock in stockholders’ equity.

The holders of Series A Preferred Stock vote together as a single class with the holders of the Company’s common stock on all action to be taken by the Company’s stockholders. Each share of Series A Preferred Stock entitles the holder to the number of votes equal to the number of shares of common stock into which the shares of the Series A Preferred Stock are convertible into as of the record date for determining stockholders entitled to vote on such matter.

In connection with the issuance of Series A Preferred Stock, the Company entered into an Investors’ Rights Agreement (the “Rights Agreement”). The Rights Agreement provides that holders of at least 40% of the Series A Preferred Stock, including common stock into which the Series A Preferred Stock has been converted, may demand and cause the Company to register a Form S-1 or Form S-3, if eligible, on their behalf for the shares of common stock issued, issuable or that may be issuable upon conversion of the Series A Preferred Stock (the “Registrable Securities”). Whenever required under this agreement to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective.

Series B Preferred Stock – As of December 31, 2012 there were 1,500,000 shares of Series B Preferred Stock outstanding.

The Series B Preferred Stock ranks senior in liquidation and dividend preferences to the Company’s common stock. Holders of Series B Preferred Stock accrue dividends at the rate per annum of $0.16 per share. At December 30, 2012, Series B Preferred Stock had dividends accumulated of $286,685.  No dividends have been declared, therefore there are no amounts accrued on the balance sheet.

The holders of the Series B Preferred Stock have conversion rights equivalent to such number of fully paid and non-assessable shares of common stock as is determined by dividing the Series B original issue price of $2.00 by the then applicable conversion price. The conversion ratio is subject to customary antidilution adjustments, including in the event that the Company issues equity securities at a price equivalent to less than the conversion price in effect immediately prior to such issue.

The holders of Series B Preferred Stock have a liquidation preference over the holders of the Company’s common stock equivalent to the purchase price per share of the Series B Preferred Stock plus any accrued and unpaid dividends, whether or not declared, on the Series B Preferred Stock. A liquidation would be deemed to occur upon the happening of customary events, including transfer of all or substantially all of the Company’s common stock or assets or a merger, or consolidation. The Company believes that such liquidation events are within its control and therefore the Company has classified the Series B Preferred Stock in stockholders’ equity.

The holders of Series B Preferred Stock vote together as a single class with the holders of the Company’s common stock on all action to be taken by the Company’s stockholders. Each share of Series B Preferred Stock entitles the holder to the number of votes equal to the number of shares of common stock into which the shares of the Series B Preferred Stock are convertible into as of the record date for determining stockholders entitled to vote on such matter.

In connection with the issuance of Series B Preferred Stock, the Company entered into an Investors’ Rights Agreement with the same terms and conditions as the Rights Agreement for the Series A Preferred Stock described above.

Series C Preferred Stock – As of December 31, 2012 there were 760,000 shares of Series C Preferred Stock outstanding.

The Series C Preferred Stock ranks senior in liquidation and dividend preferences to the Company’s common stock. Holders of Series C Preferred Stock accrue dividends at the rate per annum of $0.16 per share. At December 31, 2012, Series C Preferred Stock had dividends accumulated of $49,172.  As dividends are accrued and payable quarterly on the Series C Preferred Stock, the Company has accrued $49,172 for dividends payable in accrued expenses as of December 31, 2012.

The holders of the Series C Preferred Stock have conversion rights equivalent to such number of fully paid and non-assessable shares of common stock as is determined by dividing the Series C original issue price of $2.00 by the then applicable conversion price. The conversion ratio is subject to customary antidilution adjustments, including in the event that the Company issues equity securities at a price equivalent to less than the conversion price in effect immediately prior to such issue.

The holders of Series C Preferred Stock have a liquidation preference over the holders of the Company’s common stock equivalent to the purchase price per share of the Series C Preferred Stock plus any accrued and unpaid dividends, whether or not declared, on the Series C Preferred Stock. A liquidation would be deemed to occur upon the happening of customary events, including transfer of all or substantially all of the Company’s common stock or assets or a merger, or consolidation. The Company believes that such liquidation events are within its control and therefore the Company has classified the Series C Preferred Stock in stockholders’ equity.

The holders of Series B Preferred Stock vote together as a single class with the holders of the Company’s common stock on all action to be taken by the Company’s stockholders. Each share of Series C Preferred Stock entitles the holder to the number of votes equal to the number of shares of common stock into which the shares of the Series C Preferred Stock are convertible into as of the record date for determining stockholders entitled to vote on such matter.

In connection with the issuance of Series C Preferred Stock, the Company entered into an Investors’ Rights Agreement with the same terms and conditions as the Rights Agreement for the Series A Preferred Stock described above.

Treasury Stock Transaction

Effective January 26, 2012 two of our founders, including our former Chief Executive Officer, Mr. Larry Griffin, severed their ties with the Company upon execution of a settlement agreement with us.  At the time of their departure from the Company, each of them returned 525,000 shares of common stock to the Company for cancellation to assist the Company and provide for a better capitalization to all the investors, and sold their remaining shares to other persons.  The settlement agreement did not provide for payment by us or the founders.

Stock Options

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Life (Years)
Balance, December 31, 2011	300,000	$ 2.00
Granted	872,000	$ 2.00
Exercised	(150,000)	$ 2.00
Cancelled	–	$ –
Balance, December 31, 2012	1,022,000	$ 2.00	4.30

Exercisable, December 31, 2012	710,000	$ 2.00

The fair value of each stock option granted was estimated on the date of grant using the Black Scholes option pricing model with the following assumptions:

	December 31, 2012	December 31, 2011
Risk-free interest rate range	0.62% – 0.91%	0.88% – 1.08%
Expected life	5.0 years	5.0 years
Vesting Period	0 – 4 Years	At date of grant
Expected volatility	39%	39%
Expected dividend	–	–
Fair value range of options at grant date	$0.675– $0.705	$0.704– $0.710

For the year ended December 31, 2012, the Company recorded stock-based compensation expense of $456,998. During the period from March 29, 2011 (date of inception) through December 31, 2011, the Company recorded stock-based compensation expense of $212,114.

As of December 31, 2012 there was $181,455 of unrecognized compensation expense related to the issuance of the stock options.

Performance Stock Options

	Number of Options	Weighted Average Exercise Price
Balance, December 31, 2011	1,400,000	$ 0.06
Granted	40,000	$ 2.00
Exercised	–	$ –
Cancelled	–	$ –
Balance, December 31, 2012	1,440,000	$ 0.11

Exercisable, December 31, 2012	40,000	$ 2.00

See Note 4 for further discussion of the performance options.

8.

NET LOSS PER COMMON SHARE:

The Company computes loss per share of common stock using the two-class method required for participating securities.  Our participating securities include all series of our convertible preferred stock.  Undistributed earning allocated to these participating securities are added to net loss in determining net loss attributable to common stockholders.  Basic and Diluted loss per share are computed by dividing net loss attributable to common stockholder by the weighted-average number of shares of common stock outstanding.

Outstanding options were not included in the computation of diluted loss per share because the options' exercise price was greater than the average market price of the common shares and, therefore, the effect would be antidilutive.

The calculation of the numerator and denominator for basic and diluted net loss per common share is as follows:

	For the period from March 29, 2011 (date of inception) through December 31, 2012	For the year ended December 31, 2012	For the period from March 29, 2011 (date of inception) through December 31, 2011
Net Loss	$ (3,381,635)	$ (2,440,538)	$ (941,097)
Basic and diluted:
Preferred stock cumulative dividend – Series A	68,490	39,998	28,492
Preferred stock cumulative dividend – Series B	286,685	240,000	46,685
Preferred stock cumulative dividend – Series C	49,172	49,172	-
Net income available to preferred stockholders	404,347	329,170	75,177
Net loss attributable to common stockholders	(3,785,982)	(2,769,708)	(1,016,274)
Net loss	$ (3,381,635)	$ (2,440,538)	$ (941,097)

9.

COMMITMENTS AND CONTINGENCIES:

Lease Commitments – On July 18, 2012, the Company entered into a thirteen month lease for office space for our corporate headquarters located in Greenwood Village, Colorado.  Under the terms of the lease agreement, the Company leased approximately 2,244 square feet of general office space.  The lease term commenced on July 23, 2012 and continues through August 31, 2013.

Total rent expense for the year ended December 31, 2012 and the period from March 29, 2011 (date of inception) through December 31, 2011 was $27,000 and $34,000, respectively.

The Company’s remaining commitment under its current lease term for 2013 is approximately $23,000.

Purchase Commitments – As of December 31, 2012, the Company has a commitment to its manufacturer to purchase equipment totaling approximately $216,000.

10.

RELATED PARTY TRANSACTIONS:

For the year ended December 31, 2012, the Company paid consulting fees of $45,000 to Steve Garland, before he was hired as the Company’s Chief Executive Officer.  In addition, during the year ended December 31, 2012, the Company paid consulting fees of $196,400 and interest of $60,000 to Richard Giles, a founder, stockholder and former director of the Company. The consulting payments to Richard Giles in 2012 included a prepaid amount of $15,800, for January 2013 services.

During the period from March 29, 2011 (date of inception) through December 31, 2011, the Company paid consulting fees of $65,600 and interest of $43,130 to Richard Giles.  In addition, during the period from March 29, 2011 (date of inception) through December 31, 2011, the Company paid rent and related office expenses of $46,032 to Hunter Capital LLC, managed by founders and former officers of the Company.

Heatwurx, Inc.

1,500,000 Units consisting of

1,500,000 Shares of Common Stock and

850,000 Common Stock Warrants

PROSPECTUS

Gilford Securities Incorporated

_____________, 2013

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective and the Company completes its primary offering, including the over-allotment portion thereof. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated March 14, 2013

PROSPECTUS

Heatwurx, Inc.

Up to 7,910,000 Shares of Common Stock

We are registering:

·

the resale by our common stockholders of 1,450,000 shares of outstanding common stock; and

·

6,460,000 shares of common stock issuable upon conversion of Series A, B and C Preferred Stock.

No public market currently exists for our common stock and we can give no assurance that a public market will develop for our securities following this offering. We have applied to list our common stock and $5.15 warrants on the NASDAQ Exchange under the proposed symbols of “HWX” and “HWXX,” respectively, but cannot assure you that the listing application will be approved.

We will not receive any proceeds from the sale of the 1,450,000 shares of common stock offered by our selling stockholders or from  the sale of the 6,460,000 shares of common stock issuable upon conversion of Series A, B and C Preferred Stock and offered by our selling stockholders.

The selling stockholders will sell their stock at $5.15 per share, which is the offering price.  Actual prices may vary based on prevailing market prices or privately negotiated prices.  The selling stockholders may not sell any of their common stock until the Underwriters have completed the primary offering, including the over-allotment portion thereof.

Investing in these securities involves a high degree of risk and immediate and substantial dilution. See ‘‘Risk Factors’’ beginning on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Pursuant to Rule 416 of the Securities Act of 1933, as amended, there are also being registered hereunder additional shares of common stock as may be issued to the selling stockholders because of any future stock dividends, stock distributions, stock splits, similar capital readjustments or other anti-dilution adjustments.

The date of this prospectus is           , 2013

Prospectus Summary

This summary highlights key aspects of the information contained elsewhere in this prospectus. You should read this entire prospectus carefully, including the financial statements and the notes to the financial statements included elsewhere in this prospectus. Unless otherwise indicated, the information contained in this prospectus assumes that all 2,860,000 shares of our preferred stock convert into 6,460,000 shares of common stock and that no warrants are exercised.

Heatwurx, Inc.

General

Heatwurx, Inc. was incorporated under the laws of the State of Delaware on March 29, 2011 as Heatwurxaq, Inc. and subsequently changed its name to Heatwurx, Inc. on April 15, 2011. Our founders were Larry Griffin and David Eastman, the principals of Hunter Capital Group, LLC, an investment banking entity, which acquired our technology, equipment designs, trademarks, and patent applications from Richard Giles, the inventor and a founder of the Company in April 2011.  In connection with the acquisition, we raised $1,500,000 in senior secured debt and $500,000 through the offering of Series A Preferred Stock to three investors.  In October 2011, we completed a 7-1 forward stock split and raised gross proceeds of $3,000,000 through the sale of our Series B Preferred Stock.  In August 2012, we raised gross proceeds of $1,520,000 through the sale of our Series C Preferred Stock.  In August 2012, the proceeds from the sale of the Series C Preferred Stock were used to repay our secured debt.

We have not yet commercialized our products and we are therefore classified as a developmental stage enterprise.

We are an Asphalt preservation and repair equipment company.  Our innovative, and eco-friendly hot-in-place recycling process corrects surface distresses within the top three inches of existing pavement by heating the surface material to a temperature between 300 ° and 350° Fahrenheit with our electrically powered infrared heating equipment, mechanically loosening the heated material with our processor/tiller attachment that is optimized for producing a seamless repair, and mixing in additional recycled asphalt pavement and a binder (asphalt-cement), and then compacting repaired area with a vibrating roller or compactor.  We consider our equipment to be eco-friendly as the Heatwurx process reuses and rejuvenates distressed asphalt, uses recycled asphalt pavement for filler material, eliminates travel to and from asphalt batch plants, and extends the life of the roadway.  We believe our equipment, technology and processes provide savings over other processes that can be more labor and equipment intensive.

Our hot-in-place recycling process and equipment has been selected by the Technology Implementation Group of the American Association of State Highway Transportation Officials (AASHTO TIG) as an “additionally Selected Technology” for the year 2012. We develop, manufacture and intend to sell our unique and innovative and eco-friendly equipment to federal, state and local agencies as well as contractors for the repair and rehabilitation of damaged and deteriorated asphalt surfaces.

Our executive offices are located at 6041 South Syracuse Way, Suite 315, Greenwood Village, Colorado 80111 and our telephone number is (303) 532-1641.  Our website is www.heatwurx.com.

The offering

Securities outstanding prior to this offering: Common stock Preferred stock	1,750,000 shares 2,860,000 shares (1)
Securities offered: Common stock Common stock issuable upon conversion of Series A, B and C Preferred Stock	1,450,000 shares 6,460,000 shares
Common stock to be outstanding after this offering	9,860,000 shares (2)
Use of proceeds

We will not receive any proceeds from the sale of the 1,450,000 shares of common stock offered by our selling stockholders.

We will not receive any proceeds from the sale of the 6,460,000 shares of common stock issuable upon conversion of Series A, B and C Preferred Stock and offered by our selling stockholders.

Risk factors	Please read “Risk Factors” for a discussion of factors you should consider before investing in our common stock.
Proposed NASDAQ Exchange symbol: · Common stock	“HWX”

(1)

Preferred stockholders may elect to convert shares of their preferred stock into shares of common stock as follows:

·

Series A – 600,000 shares of Series A Preferred Stock are convertible into 4,200,000 shares of common stock at $0.12 per share;

·

Series B – 1,500,000 shares of Series B Preferred Stock are convertible into 1,500,000 shares of common stock at $2.00 per share; and

·

Series C – 760,000 shares of Series B Preferred Stock are convertible into 760,000 shares of common stock at $2.00 per share.

(2)

Amount gives effect to the automatic conversion of all 2,860,000 shares of preferred stock to 6,460,000 shares of common stock but does not include:

·

the issuance of 1,022,000 and 1,440,000 shares of common stock upon exercise of stock options and performance stock options, respectively;

·

the issuance of 25,000 units that may be sold by the Company upon exercise of the Underwriter’s overallotment option;

·

the issuance of 762,500 shares of common stock underlying 762,500 outstanding warrants issued by the Company, including the issuance of 12,500 warrants upon exercise of our Underwriter’s overallotment option; and

·

the issuance of 150,000 shares of common stock underlying warrants issued to our Underwriter in connection with this offering.

Selling Stockholders

This prospectus relates to:

·

the resale by our common stockholders of 1,450,000 shares of common stock; and

·

6,460,000 shares of common stock issuable upon conversion of Series A, B and C Preferred Stock.

These securities were issued as follows:

·

Common Stock: Upon incorporation on March 29, 2011, 2,800,000 shares of common stock were sold at $0.001 par value. In January 2012, 1,050,000 of these shares were cancelled, resulting in a balance of 1,750,000 shares of Common Stock.

·

Series A Preferred Stock: In April 2011, we realized $500,000 from the sale of 600,000 shares of Series A Preferred Stock for $0.8333 per share.

·

Series B Preferred Stock: In October 2011, we realized $3,000,000 from the sale of 1,500,000 shares of Series B Preferred Stock for $2.00 per share.

·

Series C Preferred Stock: In August 2012, we realized $1,520,000 from the sale of 760,000 shares of Series C Preferred Stock for $2.00 per share.

The following tables set forth information regarding the shares of common stock owned beneficially as of December 31, 2012, by each selling stockholder and assumes the conversion of all 2,860,000 shares of  preferred stock into 6,460,000 shares of common stock. The selling stockholders are not required, and may choose not to sell any of their shares of common stock.

None of the selling stockholders is an officer, director or other affiliate except as indicated below.

Name of selling stockholder	Shares owned prior to offering	Shares being offered	Shares owned after offering (1)	Percentage owned after offering (1)
JMW Fund LLC (5)	1,575,000	1,575,000	-	-
San Gabriel Fund LLC (6)	1,575,000	1,575,000	-	-
Richard Giles (2)	1,087,500	1,087,500	-	-
Kirby Enterprise Fund LLC (7)	525,000	525,000	-	-
Charles F Kirby Roth 401k (8)	525,000	525,000	-	-
Gus Blass II	156,065	156,065	-	-
The Richland Fund LLC	125,500	135,500	-	-
Capital Properties LLC	125,065	125,065	-	-
Gus Blass III (4)	125,065	125,065	-	-
Jay R Kuhne	125,065	125,065	-	-
West Hampton Special Situations Fund, LLC	125,000	125,000	-	-
Reg Greeenslade (9)	106,065	106,065	-	-
Echo Capital Growth Corporation	87,565	87,565	-	-
Buddy Walker	75,000	75,000	-	-
W D Larson (3)	75,000	75,000	-	-
W Douglas Moreland	75,000	75,000	-	-
Buddy & Linda Walker Comm. Prop.	70,000	70,000	-	-
High Speed Aggregate	52,532	52,532	-	-
Daryl & Stacy Monday Comm. Prop.	50,043	50,043	-	-
William J. Gordica	50,043	50,043	-	-
James T Galvin	50,032	50,032	-	-

The Russell Trust dtd 6/23/97	50,022	50,022	-	-
Underwood Family Partners	45,000	45,000	-	-
Goldstein Family Associates, a Colorado LLP	40,022	40,022	-	-
William F Hubble	37,522	37,522	-	-
John Paulson	33,766	33,766	-	-
Linda G McGrain	32,500	32,500	-	-
Alex Conner Blass Trust #3	31,000	31,000	-	-
Wayne T Grau	31,000	31,000	-	-
Donald P Wells	30,013	30,013	-	-
Stephen C Ball	27,500	27,500	-	-
88 Lapis Investments, LLC	25,022	25,022	-	-
Reuben Sandler	25,022	25,022	-	-
Wayne T. & Maria A. Grau, Joint Ten.	25,022	25,022	-	-
Macquarie Private Wealth ITF Trevor	25,000	25,000	-	-
Mason Family Trust	25,000	25,000
Volcano Fund LLC	25,000	25,000
Jerry Donahue	22,511	22,511
Shuster Family Trust dtd 4/4/80	22,511	22,511
Joseph W Skeehan	20,000	20,000
Kirby Enterprise Capital Management, LLC (10)	20,000	20,000
Pamela A Pryor	20,000	20,000
Michael A Schneider	17,500	17,500
Georgette Pagano	16,000	16,000
Cecelia Yorke	15,000	15,000
Jeff P. Ploen	15,000	15,000
Bruce Stewart	12,511	12,511
Lee & Janet Keyte Comm Pro.	12,511	12,511
Linda Waitsman & Kenton Spuehler Jt. Ten.	12,511	12,511
Aaron A. & Patricia Grunfeld Jt. Ten.	12,500	12,500
Chad K Kirby	12,500	12,500
David Erickson	12,500	12,500
Growth Ventures Inc Roth 401 K	12,500	12,500
James R Colburn	12,500	12,500
Kelsey Kirby	12,500	12,500
Lee Keyte	12,500	12,500
Mary Schneider	12,500	12,500
Justin & Jannina Yorke Comm. Prop.	12,494	12,494
Aaron A Grunfeld	10,000	10,000
Arthur Kassoff	10,000	10,000
Dennis J. Gordica	10,000	10,000
Fisk Investments LLC	10,000	10,000
Patrick M. Reidy	10,000	10,000
Richard Orman	10,000	10,000
The Mulhern Family Trust UDT 8/20/92	10,000	10,000
Thomas E. Manoogian	10,000	10,000
Weston P Munselle	10,000	10,000
Riverbend Fund LLC	10,000	10,000
Barbara J Chambers	7,500	7,500	-	-
Beverly Yorke	7,500	7,500	-	-

Brian R Cullen	7,500	7,500	-	-
Jim Williams	7,500	7,500	-	-
Pole Creek Associates LLC	7,500	7,500	-	-
Horst H Engel	7,000	7,000	-	-
Darlyne Garofalo	6,000	6,000	-	-
Andrew Elliot	5,000	5,000	-	-
Antonio & Boliva Castaneda Jt. Ten.	5,000	5,000	-	-
Chris Antonsen	5,000	5,000	-	-
Edward A. Cerkovnik. Sr.	5,000	5,000	-	-
Hillary Ridland	5,000	5,000	-	-
International Card Services, LLC	5,000	5,000	-	-
John Kennedy	5,000	5,000	-	-
Kimberly Stump	5,000	5,000	-	-
Mccall Kuhne	5,000	5,000	-	-
Stacey Mercer	5,000	5,000	-	-
Steve Jackson	5,000	5,000	-	-
Susan Cooper	5,000	5,000	-	-
Taylor Keyte	5,000	5,000	-	-
Teddy Keyte	5,000	5,000	-	-
William Hoover	5,000	5,000	-	-
Frank Guiltinan	4,000	4,000	-	-
Fred M. & Virginia Rusk Comm. Rop.	3,000	3,000	-	-
Monica F Burman	2,500	2,500	-	-
Ximena Blanca Proano	2,500	2,500	-	-
Amy Antonsen	1,000	1,000	-	-
Joanna Antonsen	1,000	1,000	-	-
Sarah B Trainotti	1,000	1,000	-	-
Doreen Fox Oswaks	500	500	-	-
Francis Guiltinan	300	300	-	-
Steven Guiltinan	300	300	-	-
Christopher & Laura Bragg Jt. Ten.	200	200	-	-
Kyle & Katie Miller	200	200	-	-
Michael & Jennifer Skeehan Jt. Ten.	200	200	-	-
Joeseph Guiltinan	150	150	-	-
Nicole Guiltinan	150	150	-	-
Total	7,910,000	7,910,000	-	-

(1)

Amount gives effect to the automatic conversion of all 2,860,000 shares of preferred stock to 6,460,000 shares of common stock but does not include:

·

the issuance of 1,022,000 and 1,440,000 shares of common stock upon exercise of stock options and performance stock options, respectively;

·

the issuance of 225,000 units upon exercise of our Underwriter’s overallotment option;

·

the issuance of 862,500 shares of common stock underlying 862,500 outstanding warrants issued by the Company, including the issuance of 112,500 warrants upon exercise of our Underwriter’s overallotment option; and

·

the issuance of 150,000 shares of common stock underlying warrants issued to our Underwriter in connection with this offering.

(2)

Mr. Giles owns more than 16.90% of the outstanding shares of our common stock.  If the Underwriter exercises its over-allotment option to purchase up to 225,000 Units, we have an obligation to purchase up to 200,000 shares of common stock at $4.784 per share and up to an additional 100,000 shares of common stock at $5.15 per share out of the proceeds from the exercise of the over-allotment option and the exercise of the warrants underlying such Units, respectively, from Mr. Giles.  The shares purchased from him will be retired by us.

(3)

Assuming exercise of the overallotment option, Mr. Giles will own 12.4% of the outstanding shares of our common stock.  Mr. Giles was a director of the Company from April 2011 to June 2012 and has been a consultant of the Company from April 2011 to the present.

(4)

Mr. Larson is a director of our company.

(5)

Mr. Blass III is a director of our company.

(6)

JMW Fund LLC owns more than 5% of the outstanding shares of Company common stock. Justin Yorke is the Manager of the Fund and was a director from April 2011 until June 2012.

(7)

San Gabriel Fund LLC owns more than 5% of the outstanding shares of Company common stock. Justin Yorke is the Manager of the Fund and was a director from April 2011 until June 2012.

(8)

Kirby Enterprise Fund LLC owns more than 5% of the outstanding shares of Company common stock. Charles Kirby is the Manager of the Fund and was a director from April 2011 until October 2011.

(9)

Charles F Kirby Roth 401k owns more than 5% of the outstanding shares of Company common stock.  Charles Kirby was a director from April 2011 until October 2011.

(10)

Mr. Greenslade is a director of our company.

(11)

Kirby Enterprise Capital Management Fund LLC is an affiliate of a stockholder who owns more than 5% of the outstanding shares of Company common stock. Charles Kirby is the Manager of the Fund and was a director from April 2011 until October 2011.

Sale of Securities and Plan of Distribution

The sale of the securities described in this prospectus may be made from time-to-time in transactions, which may include block transactions by or for the account of the holders, in the over-the-counter market or in negotiated transactions through a combination of these methods of sale or otherwise. Sales may be made at fixed prices that may be changed, at market prices prevailing at the time of sale or at negotiated prices.

A post-effective amendment to the registration statement that includes this prospectus must be filed and declared effective by the Securities and Exchange Commission before a holder may:

·

sell any securities described in this prospectus according to the terms of this prospectus either at a fixed price or a negotiated price, either of which is not at the prevailing market price;

·

sell securities described in this prospectus in a block transaction to a purchaser who resells;

·

pay compensation to a broker-dealer that is other than the usual and customary discounts, concessions or commissions; or

·

make any arrangements, either individually or in the aggregate, that would constitute a distribution of the securities described in this prospectus.

Information contained in this prospectus, except for the cover page and the information under the heading ‘‘Selling Stockholders’’ is a part of a separate prospectus relating to a concurrent underwritten initial public offering by us. This prospectus contains information, including information relating to the concurrent underwritten offering, which may not be pertinent to the sale of the securities offered in this prospectus by the named holders.

No underwriting arrangements exist as of the date of this prospectus to sell any common stock on behalf of the selling stockholders.  Upon being advised of any underwriting arrangements that may be entered into by a selling stockholder after the date of this prospectus, we will prepare a supplement to this prospectus to disclose those arrangements.

The selling stockholder may, from time to time, sell all or a portion of their shares of common stock  at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. The selling stockholder may offer our common stock at various times in one or more of the following transactions:

·

on any national securities exchange, or other market on which our common stock may be listed at the time of sale;

·

in the over-the-counter market;

·

through block trades in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

·

through purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

·

in ordinary brokerage transactions and transactions in which the broker solicits purchasers;

·

through options, swaps or derivatives;

·

in privately negotiated transactions;

·

in transactions to cover short sales; and

·

through a combination of any such methods of sale.

In addition, the selling stockholder may also sell common stock pursuant to Rule 144 under the Securities Act of 1933 under the requirements of such rule, if available, rather than pursuant to this prospectus.

The selling stockholder may sell our common stock directly to purchasers or may use brokers, dealers, Underwriter or agents to sell our common stock upon terms and conditions that will be described in the applicable prospectus supplement. In effecting sales, brokers and dealers engaged by the selling stockholder may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from a selling stockholder or, if any such broker-dealer acts as agent for the purchaser of such common stock , from such purchaser in amounts to be negotiated. Such compensation may, but is not expected to, exceed that which is customary for the types of transactions involved. Broker-dealers may agree to sell a specified number of such common stock at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for us or a selling stockholder, to purchase as principal any unsold common stock at the price required to fulfill the broker-dealer commitment. Broker-dealers who acquire common stock as principal may thereafter resell such common stock from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market or otherwise at prices and on terms prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, broker-dealers may pay to or receive from the purchasers of such common stock commissions as described above.

The selling stockholder and any broker-dealers or agents that participate with them in sales of the common stock are deemed to be "Underwriter" within the meaning of the Securities Act of 1933 in connection with such sales. Accordingly, any commissions received by such broker dealers or agents and any profit on the resale of the common stock  purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

From time to time the selling stockholder, other than officers, directors, and affiliates of the Company, may be engaged in short sales, short sales against the box, puts and calls and other hedging transactions in our securities, and may sell and deliver the common stock in connection with such transactions or in settlement of securities loans. These transactions may be entered into with broker-dealers or other financial institutions. In addition, from time to time, a selling stockholder may pledge its common stock pursuant to the margin provisions of its customer agreements with its broker-dealer. Upon delivery of the common stock or a default by a selling stockholder, the broker-dealer or financial institution may offer and sell the pledged common stock from time to time. Our officers, directors and a selling stockholder who beneficially own 2,479,695 shares of common stock, including 630,000 shares of common stock issuable pursuant to vested stock options, and 287,195 shares issuable upon conversion of Series A, B and C Preferred Stock, have agreed with our Underwriter not to sell their shares of common stock for 13 months from the effective date of the registration statement of which this prospectus is a part without the written consent of our Underwriter.

Heatwurx, Inc.

Up to 7,910,000 Shares of Common Stock

PROSPECTUS

, 2013

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other expenses of issuance and distribution

The following is a list of estimated expenses in connection with the issuance and distribution of the securities being registered, with the exception of underwriting discounts and commissions:

SEC registration fee	$7,388
FINRA filing fee	8,622
NASDAQ listing fee	60,000
Printing costs	5,000
Legal fees and expenses	50,000
Accounting fees and expenses	50,000
Transfer agent fees	5,000
Miscellaneous	1,976
Total	$187,986

All of the above expenses except the SEC registration fee are estimates. All of the above expenses will be borne by the registrant.

Item 14.  Indemnification of directors and officers

The Delaware Revised Statutes provide that a corporation may indemnify its officers and directors against expenses actually and reasonably incurred in the event an officer or director is made a party or threatened to be made a party to an action (other than an action brought by or on behalf of the corporation as discussed below) by reason of his or her official position with the corporation provided the director or officer (1) is not liable for the breach of any fiduciary duties as a director or officer involving intentional misconduct, fraud or a knowing violation of the law or (2) acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation and, with respect to any criminal actions, had no reasonable cause to believe his or her conduct was unlawful.  The Delaware Revised Statutes further provide that a corporation generally may not indemnify an officer or director if it is determined by a court that such officer or director is liable to the corporation or responsible for any amounts paid to the corporation as a settlement, unless a court also determines that the officer or director is entitled to indemnification in light of all of the relevant facts and circumstances. The Delaware Revised Statutes require a corporation to indemnify an officer or director to the extent he or she is successful on the merits or otherwise successfully defends the action.

Our bylaws provide that we will indemnify our directors and officers to the maximum extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law.  These indemnification provisions may be sufficiently broad to permit indemnification of our officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended, which we refer to as the Securities Act. We have been advised that, in the opinion of the Securities and Exchange Commission, indemnification of directors or officers for liabilities arising under the Securities Act is against public policy and, therefore, such indemnification provisions may be unenforceable.  The Underwriting Agreement, attached as Exhibit 1.1 hereto, provides for indemnification of the registrant’s Underwriter and its officers and directors for certain liabilities, including matters arising under the Securities Act.

Item 15.  Recent sales of unregistered securities

No underwriters were involved in the following issuances of securities.

The offers, sales and issuances of the securities described below were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) and Rules 505 and 506 of Regulation D in that the issuance of securities to the accredited investors and fewer than 35 non-accredited investors did not involve a public offering. The recipients of securities in each of these transactions acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the securities issued in these transactions. Fewer than 35 non-accredited investors invested in the securities offered by us.  Each of the non-accredited investors were provided with information required by Regulation D.

The offers, sales and issuances of the securities described under Plan-Related Issuances below were deemed to be exempt from registration under the Securities Act in reliance on Rule 701 in that the transactions were under compensatory benefit plans and contracts relating to compensation as provided under Rule 701, as applicable, and/or Section 4(a)(2) of the Securities Act of 1933. The recipients of such securities were our employees, directors or bona-fide consultants and received the securities under the 2011 Plan. Appropriate legends were affixed to the securities issued in these transactions. Each of the recipients of securities in these transactions had adequate access, through employment, business or other relationships, to information about the Company.

Common stock

On April 4, 2011, 2,800,000 shares of common stock were issued at $0.001 par value. These shares were issued to the founders in exchange for services rendered in organizing the company.  On November 10, 2012, we issued 150,000 shares of common stock upon exercise of stock options by three former directors.  These exercises were exempt under Rule 701.  We have not sold any other shares of Common Stock.

Series A Preferred Stock.  We sold the Series A Preferred Stock on April 15, 2011 to accredited investors for $600,000 in a private placement.  We relied on the exemption provided by Section 4(a)(2) of the Securities Act of 1933.  As of March 8, 2013, there were 600,000 shares of Series A Preferred Stock outstanding.

The Series A Preferred Stock has the following terms:

·

annual dividend of $0.066664 cumulative dividend per share;

·

dividends accrue but are not payable unless declared by the Board of Directors or unless dividends are to be paid on common stock;

·

liquidation preference of $0.8333 per share with priority over common stock;

·

convertible into common stock at $0.119047 per share for a total of 4,200,000 shares;

·

voting rights equal to common stock on an as-converted basis; and

·

automatically converts to 4,200,000 shares of common stock upon the closing of this offering.

Series B Preferred Stock.  We sold the Series B Preferred Stock in October 28, 2011 to accredited and under 35 non-accredited investors for $3,000,000 in a private placement.  We relied on the exemptions provided by Section 4(a)(2) of the Securities Act of 1933 and Rules 505 and 506  of Regulation D promulgated thereunder.  As of March 8, 2013, there were 1,500,000 shares of Series B Preferred Stock outstanding.

The Series B Preferred Stock has the following terms:

·

annual dividend of $0.16 cumulative dividend per share;

·

dividends accrue but are not payable unless declared by the Board of Directors or unless dividends are to be paid on common stock;

·

liquidation preference of $2.00 per share with priority over common stock;

·

convertible into common stock at $2.00 per share for a total of 1,500,000 shares;

·

voting rights equal to common stock on an as-converted basis; and

·

automatically converts to 1,500,000 shares of common stock upon the closing of this offering.

Series C Preferred Stock.  We sold the Series C Preferred Stock in August 6, 2012 to accredited investors and under 35 non-accredited investors for $1,520,000 in a private placement.  We relied on the exemptions provided by Section 4(a)(2) of the Securities Act of 1933 and Rules 505 and 506 of Regulation D promulgated thereunder.  As of March 8, 2013, there were 760,000 shares of Series C Preferred Stock outstanding.

The Series C Preferred Stock has the following terms:

·

annual dividend of $0.16 cumulative dividend per share accrues and is payable quarterly;

·

liquidation preference of $2.00 per share with priority over common stock;

·

convertible into common stock at $2.00 per share for a total of 760,000 shares;

·

voting rights equal to common stock on an as-converted basis; and

·

automatically converts to 4,200,000 shares of common stock upon the closing of this offering.

Plan-Related Issuances

From March 29, 2011 through March 8, 2013, we granted options to purchase 1,210,500 shares of our common stock, exercisable at $2.00 per share, to our directors, officers, employees, consultants and other service providers under our Equity Compensation Plan, of which 38,500 have been subsequently forfeited.

All option issuance were granted in reliance upon Rule 701, as applicable, and/or Section 4(a)(2) of the Securities Act of 1933.

Performance Options

On April 15, 2011, we granted performance options to purchase 1,400,000 shares of our common stock exercisable at $0.057 per share under certain circumstances. These options were not issued under the Equity Compensation Plan.  On June 21, 2012, we granted performance options to purchase 40,000 shares of our common stock exercisable at $2.00 per share under certain circumstances.  All these options were granted in reliance upon Section 4(a)(2) of the Securities Act of 1933.

Item 16.  Exhibits

(a)  Exhibits

 Number    Exhibit

1.1*	Form of Underwriting Agreement
2.1**	Asset Purchase Agreement dated April 15, 2011
3.1**	Third Amended and Restated Certificate of Incorporation of the registrant
3.2**	Amended and Restated By-laws of the registrant
4.1*	Specimen of Common Stock Certificate
4.2*	Specimen of $5.15 Warrant to Purchase Common Stock
4.3*	Form of Lockup Agreement – Officers and Directors
4.4*	Form of Underwriter’s Warrant Agreement
5.1*	Opinion of the Law Office of Howard J. Kern, PC
10.1**	Form of Senior Secured Promissory Note (part of a $1.5 series of notes that were paid off in August 2012)
10.2**	Giles Performance Option Grant Notice dated April 15, 2011
10.3**	Form of Investors’ Rights Agreement (expires upon the closing date of the Company’s IPO)
10.4**	Form of Pledge Agreement (expires upon closing date of the Company’s IPO)
10.5**	Giles Consulting Agreement dated April 15, 2011
10.6**	Form of HeatwurxAQ Right of First Refusal and Co-Sale Agreement dated April 15, 2011 (expires upon the closing date of the Company’s IPO)
10.7**	Form of HeatwurxAQ Right of Voting Agreement dated April 15, 2011 (expires upon the closing date of the Company’s IPO)
10.8**	HeatwurxAQ Subordinated Security Agreement dated April 15, 2011
10.9**	HeatwurxAQ Subordinated Note dated April 15, 2011
10.10**	Amended and Restated 2011 Equity Incentive Plan
10.11**	Form of Stock Option Agreement Under 2011 Equity Incentive Plan
10.12**	Form of Grant Notice under 2011 Equity Incentive Plan
10.13**	Lease between Heatwurx, Inc. and [Name of Lessor] dated [Date of Lease]
10.14*	Form of Option Agreement between Heatwurx, Inc. and Richard Giles relating to Underwriter’s Over-Allotment Option

10.15**	Conformed Copy of Settlement and Mutual Release Agreement among Heatwurx, Inc. and Larry Griffin and David Eastman
14.1**	Code of Ethics and Business Conduct
23.1*	Consent of the Law Office of Howard J. Kern, PC – see exhibit 5.1
23.2***	Consent of Hein & Associates LLP, Independent Registered Public Accounting Firm
23.3*	Consent of Brownstein Hyatt Farber Schreck, LLP
24.1**	Power of Attorney

__________________

*  To be filed by amendment.

** Previously filed.

*** Filed herewith.

(b)

Financial Statement Schedules - schedules have been omitted because they are not required, they are not applicable or the information is already included in the financial statements or notes thereto.

Item 17.  Undertakings

The undersigned registrant hereby undertakes:

1.

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.

To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

2.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

3.

The undersigned registrant hereby undertakes to provide to our Underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by our Underwriter to permit prompt delivery to each purchaser.

4.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

5.

For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance under Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

6.

 For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Greenwood Village, State of Colorado, on, March 14, 2013.

Heatwurx, Inc.
By	/s/ Stephen Garland
Stephen Garland
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-1 has been signed by the following persons in the capacities and on March 14, 2013.

Signature	Title
/s/ Stephen Garland	Chief Executive Officer, President and Interim Chairman (principal executive officer)
Stephen Garland
/s/ Allen Dodge
Allen Dodge	Chief Financial Officer (principal financial and accounting officer)
*	Director
Gus Blass III
*	Director
Reginald Greenslade
*
Donald Larson	Director

* By:

/s/ Stephen Garland
Attorney-in-Fact

EXHIBIT INDEX

 Number     Exhibit

1.1*	Form of Underwriting Agreement
2.1**	Asset Purchase Agreement dated April 15, 2011
3.1**	Third Amended and Restated Certificate of Incorporation of the registrant
3.2**	Amended and Restated By-laws of the registrant
4.1*	Specimen of Common Stock Certificate
4.2*	Specimen of $5.15 Warrant to Purchase Common Stock
4.3*	Form of Lockup Agreement – Officers and Directors
4.4*	Form of Underwriter’s Warrant Agreement
5.1*	Opinion of the Law Office of Howard J. Kern, PC
10.1**	Form of Senior Secured Promissory Note (part of a $1.5 series of notes that were paid off in August 2012)
10.2**	Giles Performance Option Grant Notice dated April 15, 2011
10.3**	Form of Investors’ Rights Agreement (expires upon the closing date of the Company’s IPO)
10.4**	Form of Pledge Agreement (expires upon closing date of the Company’s IPO)
10.5**	Giles Consulting Agreement dated April 15, 2011
10.6**	Form of HeatwurxAQ Right of First Refusal and Co-Sale Agreement dated April 15, 2011 (expires upon the closing date of the Company’s IPO)
10.7**	Form of HeatwurxAQ Right of Voting Agreement dated April 15, 2011 (expires upon the closing date of the Company’s IPO)
10.8**	HeatwurxAQ Subordinated Security Agreement dated April 15, 2011
10.9**	HeatwurxAQ Subordinated Note dated April 15, 2011
10.10**	Amended and Restated 2011 Equity Incentive Plan
10.11**	Form of Stock Option Agreement Under 2011 Equity Incentive Plan
10.12**	Form of Grant Notice under 2011 Equity Incentive Plan
10.13**	Lease between Heatwurx, Inc. and [Name of Lessor] dated [Date of Lease]
10.14*	Form of Option Agreement between Heatwurx, Inc. and Richard Giles relating to Underwriter’s Over-Allotment Option
10.15**	Conformed Copy of Settlement and Mutual Release Agreement among Heatwurx, Inc. and Larry Griffin and David Eastman

14.1**	Code of Ethics and Business Conduct
23.1*	Consent of the Law Office of Howard J. Kern, PC – see exhibit 5.1
23.2***	Consent of Hein & Associates LLP, Independent Registered Public Accounting Firm
23.3*	Consent of Brownstein Hyatt Farber Schreck, LLP
24.1**	Power of Attorney

__________________

*  To be filed by amendment.

** Previously filed.

*** Filed herewith.